Exhibit 10.9

TABLE OF CONTENTS

1.	DEMISE. PREMISES. TERM. RENT. LANDLORD’S WORK	1

2.	USE AND OCCUPANCY	4

3.	ALTERATIONS	5

4.	REPAIRS - FLOOR LOAD	9

5.	WINDOW CLEANING	10

6.	REQUIREMENTS OF LAW	11

7.	SUBORDINATION	12

8.	RULES AND REGULATIONS	14

9.	INSURANCE	14

	A. Tenant’s Insurance	14

	B. Tenant’s Improvement Insurance	16

	C. Waiver of Subrogation	16

	D. Landlord’s Insurance	16

10.	DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE	16

11.	EMINENT DOMAIN	19

12.	ASSIGNMENT AND SUBLETTING	20

13.	CONDITION OF THE PREMISES	28

14.	ACCESS TO PREMISES	28

15.	CERTIFICATE OF OCCUPANCY	30

16.	LANDLORD’S LIABILITY	30

17.	DEFAULT	31

18.	REMEDIES AND DAMAGES	33

19.	FEES AND EXPENSES	35

	A. Curing Tenant’s Defaults	35

	B. Late Charges	36

20.	NO REPRESENTATIONS BY LANDLORD; CONSENTS AND APPROVALS	36

21.	END OF TERM	37

22.	QUIET ENJOYMENT	38

23.	FAILURE TO GIVE POSSESSION	38

24.	NO WAIVER; MERGER; NO ORAL MODIFICATIONS	38

25.	WAIVER OF TRIAL BY JURY	39

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26.	INABILITY TO PERFORM	39

27.	BILLS AND NOTICES	40

28.	ESCALATION	41

29.	SERVICES	56

	A. Elevator	56

	B. Heating	56

	C. Cooling	57

	D. After Hours and Additional Services	57

	E. Cleaning	58

	F. Sprinkler System	59

	G. Water	59

	H. Security	60

	I. Electricity Service	60

	J. Building Directory	61

	K. Cafeteria	62

	L. Interruption of Services	62

30.	PARTNERSHIP TENANT	62

31.	VAULT SPACE	63

32.	[INTENTIONALLY DELETED]	63

33.	CAPTIONS	63

34.	ADDITIONAL DEFINITIONS	64

35.	PARTIES BOUND	64

36.	BROKERAGE	64

37.	INDEMNITY	64

38.	ADJACENT EXCAVATION SHORING	65

39.	MISCELLANEOUS	65

	A. No Offer	65

	B. Certificates	65

	C. Authority	66

	D. Signage	66

	E. Rules	67

	F. Landlord’s Withholding of Consent	67

40.	Intentionally Deleted	67

41.	Landlord’s Work; Tenant’s Work; Tenant Allowances	67

42.	Guaranty	68

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Exhibit 1	Floor Plan of Premises

Exhibit 2	Landlord’s Work

Exhibit 3	Guaranty of Lease

Schedule A	Rules and Regulations

Schedule B	Cleaning Specifications

Schedule C	HVAC Specifications

Schedule D	Current Overtime Service Rates

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AGREEMENT OF LEASE, made as of this 8th day of July, 1998, between CBS BROADCASTING INC., a New York corporation, having an office at 51 West 52nd Street, New York, New York 10019 (hereinafter called “Landlord”) and LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation, having an office at 1831 Michael Faraday Drive, Reston, Virginia 20190 (hereinafter called “Tenant”).

WITNESSETH:

The parties hereto, for themselves, their successors and assigns, hereby covenant as follows:

1. DEMISE, PREMISES. TERM. RENT. LANDLORD’S WORK.

A. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the eighteenth floor (18th), comprised of approximately 22,190 square feet, as more particularly shown hatched on Exhibit 1 annexed hereto and made a part hereof (hereinafter called the “Eighteenth Floor Premises”) in the building known as 51 West 52nd Street, in the Borough of Manhattan, County, City and State of New York (said building is hereinafter called the “Building” and the Building, together with the plot of land upon which it stands, is hereinafter called the “Real Property”) for a term (hereinafter called the “Term”) to commence on the Commencement Date (hereinafter defined) and to end the Expiration Date (hereinafter defined) both dates inclusive unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, at the Fixed Rent (hereinafter defined) plus all other amounts payable by Tenant under this Lease (including without limitation, the escalations payable under Article 28 hereof) (all such other amounts, whether or not expressly referred to as Additional Rent herein, shall hereinafter be referred to collectively as the “Additional Rent”). In addition, the Premises shall be increased by the addition of the seventeenth floor (17th) comprised of approximately 22,190 rentable square feet, as more particularly shown in Exhibit 1 (the “Seventeenth Floor Premises”) on the “Seventeenth Floor commencement Date” (hereinafter defined) upon the terms hereof, except as specifically provided to the contrary herein. (The Eighteenth Floor Premises and Seventeenth Floor Premises are jointly referred to herein as the “Premises”). Tenant agrees to pay all Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and in the case of Fixed Rent in equal monthly installments, in advance, commencing on the Rent Commencement Date (hereinafter defined) and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), and, in the case of Additional Rent, on such dates as is required hereunder, in either case at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever except as provided to the contrary in this Lease. If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on such date, an amount equal to such proportion of an equal monthly installment of Fixed Rent as the number of days from and including the Rent Commencement Date to the end of such month bears to the total number of days in said calendar month.

B. The defined terms contained in this subsection B of this Article 1 shall have the meanings hereinafter set forth:

(i) “Commencement Date” shall mean the date upon which Landlord’s Work (hereinafter defined) in the Eighteenth Floor Premises shall have been substantially completed and such premises are tendered to Tenant vacant and broom clean, Landlord’s Work shall be deemed to have been substantially completed notwithstanding that minor or insubstantial details of construction or decoration remain to be performed, provided that the non-completion of such items does not interfere with or delay Tenant’s completion of Tenant’s Work or Tenant’s enjoyment of the entire Premises. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition and that Landlord’s Work was substantially completed except for hidden or latent defects. Landlord has substantially completed the Eighteenth Floor Premises as of execution hereof. Notwithstanding the foregoing, should Landlord fail to substantially complete Landlord’s Work and tender such premises vacant and broom clean, by September 1, 1998, then there shall be a rent abatement of two (2) days for each day after September 1, 1998 the Eighteenth Floor Premises is not substantially completed and delivered to Tenant vacant and broom clean.

(ii) “Seventeenth Floor Commencement Date” shall be that date when Landlord substantially completes Landlord’s Work, in and tenders to Tenant (in each case in accord with the requirements of Section lB) (i) above) the Seventeenth Floor Premises, which date shall be no earlier than eighteen (18) months nor no later than twenty-four (24) months after the Commencement Date. Notwithstanding the foregoing, should Landlord be unable to substantially complete and tender such premises to Tenant vacant and broom clean within twenty-four (24) months after the Commencement Date, there shall be a rent abatement with regard to such Premises of two (2) days for each day thereafter that the Seventeenth Floor Premises are not substantially completed.

(iii) “Expiration Date” shall mean the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs.

(iv) “Lease Year” shall mean as applicable:

(i) the period commencing on the Commencement Date and ending on the last day of the month in which the first anniversary of the Commencement Date occurs, (ii) the 12 month period commencing on the day following the expiration if the first Lease Year described in (i) above, and (iii) each successive 12 month period thereafter to and including the Expiration Date.

(v) “Fixed Rent” shall mean the following:

Floor	Period	Square Footage	Rate	Annual Rent	Monthly Rent
18	From Rent Commencement Date until the end of the fifth Lease Year	22,190	53.00	$1,176,070	$98,005.83
17	From Seventeenth Floor Rent Commencement Date until the end of the fifth Lease Year	22,190	53.00	$1,176,070	$98,005.83
18 and 17	From the first day of the sixth Lease Year until the last day of the tenth Lease Year	44,380	58.00	$2,574,040	$214,503.33

(vi) “Rent Commencement Date” shall mean 289 days from the Commencement Date.

(vii) “Seventeenth Floor Rent Commencement Date” shall be that date which is the number of days after the Seventeenth Floor Commencement Date derived by multiplying 289 days by a fraction, the numerator of which is the number of days from the Seventeenth Floor Commencement Date until the Expiration Date and the denominator of which is the number of days from the Commencement Date until the Expiration Date.

(viii) “Permitted Uses” shall mean use of the Premises for executive and administrative offices and/or for institutional seminars and/or computer training for instructors and information systems professionals and for no other purposes. In all cases such use shall conform to the Certificate of Occupancy for the Building.

(ix) “Base Tax Year” shall mean July 1, 1998 through June 30, 1999.

(x) “Base Operating Expenses” shall mean Operating Expenses (as hereinafter defined) incurred in calendar year 1999.

(xi) “Tenant’s Proportionate Share” shall mean the percentages described in Section 28.1.5.

(xii) “Hazardous Substances” shall mean, collectively, any pollutant, contaminant, flammable, explosive, radioactive material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Requirement (as hereinafter defined) or the removal of which is required, or the manufacture, use, maintenance, storage, ownership or handling of which is restricted, prohibited, regulated or penalized by any Requirement.

(xiii) “Additional Rent” shall mean any cost or expense which Tenant shall owe or be required to pay Landlord other than Fixed Rent pursuant to the terms hereof (including but not limited to Tenant’s proportionate share of Taxes and Operating Expenses.

(xiv) “Rent” shall mean the Fixed Rent and the Additional Rent, collectively, including any increases thereof pursuant to the terms hereof.

C. Landlord shall, at its sole cost and expense, perform the work described on Exhibit 2 attached hereto and made a part hereof (“Landlord’s Work”) in a good and workmanlike manner and in compliance with all applicable laws, rules and regulations.

D. In the event of a delay in the Commencement Date or Seventeenth Floor Rent Commencement Date, the only remedy for Tenant shall be the additional rent abatement(s) and commensurate delay in the Rent Commencement Date or the Seventeenth Floor Rent Commencement Date described in Sections l(B)(i) and l(B)(ii) and the right to equitable relief to enforce Landlord to perform Landlord’s Work and deliver the Premises (vacant and broom clean) to Tenant.

2. USE AND OCCUPANCY.

A. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

B. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof. or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a banking, trust company, depository, guarantee or safe deposit business, (iii) as a savings bank, a savings and loan association, or as a loan company, (iv) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a “retail” stock broker’s or dealer’s office which shall be open to the general public (except pursuant to prior appointment), (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches. ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician’s or dentist’s office or for rendition of any other diagnostic or therapeutic services, dance or music studio, school (except as specifically permitted herein), (ix) as a barber shop, beauty salon or manicure shop, (x) for the direct sale, at retail, of any goods or products, (xi) for a public stenographer, typist or telephone or telegraph agency, telephone or secretarial service for the public at large, (xii) for a messenger service for the public at large, (xiii) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (xiv) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics or for any other unlawful purpose (nothing herein shall, however, prohibit use of alcohol at Tenant receptions, provided such use is in compliance with all applicable laws, rules, regulations and ordinances), (xv) for the conduct of a public auction, or (xvi) for the offices or business of any federal, state, or municipal agency or any agency of any foreign government. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities or as an administrative office for those uses described in Subsections (i)-(vii) of this Section 2(B), provided it is not open to the general public and is otherwise in compliance with all applicable laws, rules, regulations and ordinances and all other provisions of this Lease and is in conformance with the Certificate of Occupancy for the Building.

3. ALTERATIONS.

A. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises (hereinafter collectively called “Alterations”) without Landlord’s prior written consent. Landlord agrees not to withhold, condition or delay unreasonably its consent or approval to any Alterations which do not affect the structural elements of the Building and which do not affect the Building’s mechanical, electrical, sanitary, sewer, plumbing or other Building systems other than to a de minimis extent, proposed to be made by Tenant to adapt the Premises for those business purposes permitted by subsection A of Article 2 hereof, provided that such Alterations are performed only by fully bonded (i.e., with full performance and completion bonds) contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld conditioned or delayed), do not affect any part of the Building other than the Premises, do not adversely affect any service required to be famished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. Notwithstanding the foregoing, no Landlord consent shall be required for any non-structural alteration improvement or installation which does not affect any building system and in each case is either purely decorative (i.e., carpeting) or costs no more than $100,000. Tenant must nevertheless notify Landlord before performing such work and otherwise comply with all other applicable provisions of this Article 3 and this Lease. All Alterations shall be done at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant’s expense, on or prior to the Expiration Date. All Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, or any renewal thereof, may, at Tenant’s election, upon the Expiration Date or earlier end of the Term or any renewal thereof, be removed from the Premises by Tenant, except in the case of structural alteration and/or floor penetration of the Building (e.g., added internal staircases) which shall be removed by Tenant on or prior to the Expiration Date, at Tenant’s expense. Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such fixtures or installations not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such fixtures or installations which Tenant is obligated to remove hereunder. Anything contained herein to the contrary notwithstanding, in the event Landlord shall elect to have Tenant remove any mechanical or other equipment installed by Tenant within the Premises containing chlorofluorocarbons (CFC’s) or other Hazardous Substances, the removal, of such equipment shall conform with all Requirements and industry practices. Additionally, any such removal shall be done by contractors approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and subject to the procedures to which Landlord’s consent shall have previously been obtained (which consent shall not be unreasonably withheld, delayed or conditioned). Subject to the requirements and limitations of Section 3(D) below, Tenant shall indemnify and hold Landlord harmless from any liability or damages resulting from any contamination within the Building, as a result of the removal of any of the aforesaid equipment containing CFC’s or other Hazardous Substances by Tenant.

B. Prior to making any Alterations, Tenant (i) shall, if in accord with general industry standards, submit to Landlord or to a consultant appointed by Landlord (“Landlord’s Consultant”) applicable detailed plans and specifications (including layout, architectural, mechanical and structural drawings stamped by a professional engineer or architect licensed in the State of New York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications which shall not be unreasonably withheld, delayed or conditioned, (ii) shall pay to Landlord all reasonable and necessary costs and expenses incurred by Landlord (including the cost of Landlord’s Consultant) in connection with Landlord’s review of Tenant’s plans and specifications, provided that with regard to any internal costs incurred by Landlord, the charge to Tenant shall be limited to the reasonable charge of an independent contractor, and further provided no costs shall be payable for Tenant’s Initial Improvements (as described in Article 41, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord duplicate original policies of workers’ compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord in accord with industry standard may reasonably require naming Landlord, and its agents as additional insureds. Upon notice to Tenant, Landlord or Landlord’s Consultant may assume responsibility, at Tenant’s expense, to file all plans and obtain the necessary building permits, provided Landlord acts with due diligence and by taking such action Landlord does not unreasonably delay commencement of such work or increase the cost of such work. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration, including the “as-built” drawings, as applicable, showing such Alterations, required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. A11 Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with all Requirements (including, without limitation, the Americans Disabilities Act, including but not limited to the accessibility provisions thereof); all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and of quality in keeping with the construction and maintenance of the Building; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security, agreement. In the event any Alterations are performed by Landlord or any agent, employee or affiliate thereof, at the request of Tenant, the failure by Tenant to pay the cost of such Alterations within thirty (30) days of rendition of a bill therefor shall be deemed a material default under this Lease. Any mechanic’s lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days of notice to Tenant by Landlord or the lienor, at Tenant’s expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor. mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord’s reasonable discretion, such employment will upset the labor harmony in the Building or will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

C. All Alterations performed by Tenant and the contractors and subcontractors performing them shall be subject to Landlord’s reasonable supervision, in keeping with industry standards. There will be no charge to Tenant for such supervision and Landlord’s overhead connected therewith, except for standard Building charges (as hereinafter set forth) for the use of any Building service or facility (e.g., non-operating hours freight elevator use, after hours HVAC etc., as hereinafter described) or for any overtime costs incurred by Landlord at Tenant’s request or because of Tenant’s overtime work. Building freight elevators will be available to Tenant and its contractors on a non-exclusive first come first served basis.

D. Notwithstanding any approval by Landlord of any Tenant Alteration and any contractor performing such work or the supervision by Landlord of such work, Tenant, subject to the following provisions of this paragraph, shall indemnify and hold Landlord harmless from any claim, demand or liability from any such contractor (in addition to and not in derogation of the bonding and insurance requirements in Section 3 A) or in any way arising from or relating to such Alteration. If any claim, action or proceeding is made or brought against Landlord, then, upon giving prompt notice thereof and upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s name (only if necessary), by attorneys approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Attorneys for Tenant’s insurer shall hereby be deemed approved for purposes of this Section unless they have a conflict of interest. Notwithstanding anything herein contained to the contrary, Tenant may settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of Landlord other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require Landlord to admit any liability, and (d) Landlord shall have received an unconditional release from all other parties to such claim, suit, other proceeding or from any other actual or potential claim, litigation or action in any way related to the subject matter of the claim being settled. Landlord agrees to (x) reasonably cooperate with Tenant and its counsel, provided Tenant bears any and all costs relating thereto and (y) executes any and all releases and other documents determined by Tenant and its counsel as necessary to compromise or settle any claim that Tenant is permitted hereunder to compromise or settle, provided that such releases and other documents shall be consistent with the terms and conditions of this Article and not in derogation of the rights of Landlord hereunder.

4. REPAIRS - FLOOR LOAD. Landlord shall maintain and repair the systems and structure of the Building and maintain and repair the public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings of comparable age and quality in mid-town Manhattan. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant’s sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage by fire or other insurable casualty excepted. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, neglect or improper conduct or omission of or Alterations made by Tenant, Tenant’s servants, employees, contractors, agents, visitors, invitees or licensee shall be repaired promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days’ notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord (which are reasonable in amount, reasonably necessary and actually paid to third parties or if made by in-house employees or contractors, the charge therefore is no greater than the charge allowed hereunder for third party contractors) shall be collectible by Landlord as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises and Landlord shall repair such condition or defect or replace the damaged component at its expense, unless the need for such repair or replacement arises from the improper act or omission of Tenant, in which case Landlord shall perform the work at Tenant’s expense. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by Requirements. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration. noise and annoyance. Except as expressly provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. Notwithstanding the foregoing, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s use or occupancy of the Premises. Landlord shall give prior oral notice to Tenant before entering the Premises to make any repairs, alterations, additions or improvements (except in case of emergency, when no notice is required) so that if Tenant desires, it can have a representative present. To the extent any non-emergency repair, alteration, addition or improvement by Landlord would materially interfere with Tenant’s use of the Premises during working hours, Landlord shall perform such work during non-working hours and bear the cost of any necessary overtime or premium pay rates. Landlord shall also be responsible to clean up any debris or waste each night after it is performing such work and upon completion, restore the Premises and Tenant’s Property to condition in which it existed prior to such work except to the extent changed by the work performed by Landlord. If the Premises be or become infested with vermin, Tenant, at Tenant’s expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All of the requirements and obligations of Tenant with regard to the retention of contractors and mechanics in Article 3 shall apply to any contractors or subcontractors retained by Tenant to effect repairs pursuant to this Article 4.

5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor

Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, if any, or of any other board or body having or asserting jurisdiction.

6. REQUIREMENTS OF LAW. Tenant, at its sole expense, shall comply with all present and future laws, statutes, rules, ordinances. orders, directives, requirements, codes and regulations of federal, state, county and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body (collectively, “Requirements”) which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use or occupation thereof by Tenant for any purpose other than the Permitted Uses or the conduct by Tenant of its business in the Premises in a manner different from the ordinary and proper conduct of such business. Notwithstanding the foregoing, Tenant, at its expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any violation, notice or contest with regard to such Requirements affecting the Premises, provided that (a) Landlord shall not be subject to prosecution for any crime; (b) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; (c) Tenant shall keep Landlord regularly advised as to the status of such proceedings; and (d) subject to the limitations and conditions of Section 3(D), Tenant shall indemnify and hold Landlord harmless from any demand, complaint, liability, cost or expense arising from or relating to Tenant’s violation of or failure to comply with such Requirement at any time or the failure of Tenant’s contest. Landlord shall be responsible for compliance with all Requirements as they apply to common areas and building systems and to the Premises (to the extent that Tenant has no obligation therefor). Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein (it being understood that the Permitted Uses will not be such a violation); and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein as that is not now or hereafter prohibited by the New York City Fire Department, New York Board Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Landlord shall be responsible for compliance with all Requirements and all insurance policies as they relate to the common areas and building systems and to the Premises (to the extent that Tenant has no obligation therefore). Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant’s failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following at least ten (10) days prior notice that Landlord has made such outlay. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Premises.

7. SUBORDINATION.

A. This Lease shall be subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively, the “Superior Leases”) and to each and every trust indenture or mortgage (collectively, the “Mortgages”) which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder, provided that as a condition to such subordination, if Tenant is not in default under the terms hereof, beyond any applicable notice or grace period, it receives a non-disturbance agreement from such lessor or mortgagee, as the case may be in each case, protecting all of Tenant’s rights under the Lease so long as it is not in default thereof, beyond any applicable notice or grace period. Notwithstanding the foregoing, provided Tenant is not in default under the terms hereof, beyond any applicable notice or grace period, Landlord shall secure from the holder of any Superior Lease or Mortgage an agreement (in a form which meets industry standards or is otherwise reasonably acceptable to Tenant) that Tenant shall not be disturbed in its use or occupancy of the Premises and shall be afforded the protection of all of its rights and benefits hereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may request. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications.

B. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building to attornment, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall agree not to disturb Tenant in its use or occupancy of the Premises under the terms of the Lease as long as Tenant is not in default under the terms thereof. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of, the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee subject to its agreement not to disturb Tenant as long as it is not in default hereunder and to recognize Tenant under all terms of this Lease.

C. Landlord represents and warrants that as of execution hereof, the Building is not subject to any Superior Lease or Mortgage. Nevertheless, if and when it becomes subject to any such Superior Lease and/or Mortgage, all of the terms of Sections (A) and 7 (B) shall apply thereto.

8. RULES AND REGULATIONS. Tenant and Tenant’s servants, employees, contractors, agents. visitors, invitees and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A (the “Rules and Regulations”), and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt on at least thirty (30) days prior notice, except in case of emergency. Landlord covenants that except with regard to changes in the rules relating to building, security and safety, any changes in rules will not materially change any of Tenant’s rights or obligations hereunder. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Should Landlord decide, in its absolute discretion to enforce any such rules, it will do so in a uniform manner that does not unreasonably discriminate against Tenant.

9. INSURANCE.

A. Tenant’s Insurance. Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability and property damage insurance including broad form contractual liability coverage under which Tenant is named as the insured, and Landlord, Landlord’s managing agent and/or such other designee specified by Landlord from time to time, are named as additional insureds. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained as well as a waiver of subrogation or consent to a waiver of right of recovery, whereby the insurer agrees that it will not make any claim against or seek to recover from Landlord for any loss, damage or claim whether or not covered under such policy. Such policy shall also contain a provision that the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord and any other additional insureds at least thirty (30) days’ written notice, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an aggregate amount of not less than $3,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require in accord with common practice of building owners or managers of similar buildings in midtown Manhattan. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder, and Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Landlord, Landlord’s managing agent and/or designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “13”. In the event that Tenant fails to provide Landlord with proof of renewal at least thirty (30) days prior to expiration of any insurance policy or coverage that Tenant is required to maintain hereunder or Landlord receives a notice from any insurer that any insurance policy or coverage which Tenant is required to maintain hereunder will be terminated within thirty (30) days or Tenant otherwise fails to continuously maintain insurance as required by this subsection, Landlord may, upon thirty (30) days’ prior written notice to Tenant, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense (which expenses shall be those reasonably incurred, reasonable in amount and reasonably necessary and actually paid to independent third party or at third party rates). Notwithstanding the foregoing, it is understood and agreed that Landlord may take any reasonable action to provide that the insurance required by this Section 9(A) is continuously maintained by Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, as Additional Rent immediately upon Landlord’s written demand therefor.

B. Tenant’s Improvement Insurance. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on the non-standard construction within the Premises and Tenant property and improvements, including without limitation, all furniture, fixtures, personal property and inventory located in the Premises on an “all-risk” form sufficient to provide 100% replacement value of such personal property, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. Tenant shall also maintain at its own expense during the Term a policy of workers’ compensation insurance providing statutory benefits for Tenant’s employees and employer’s liability.

C. Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any “all-risk” property insurance covering the Premises and the Building, as well as personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards coverable by broadest form of all-risk insurance. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on Tenant’s fixtures, furnishings, equipment or other property or effects or insurance against interruption of Tenant’s business.

D. Landlord’s Insurance. Landlord shall throughout the term hereof maintain such policy(ies) of property damage insurance as a prudent owner of the Building or Real Property would maintain.

10. DESTRUCTION OF THE PREMISES: PROPERTY LOSS OR DAMAGE.

A. If the Premises (or any common area of the Building necessary for Tenant’s access to or use of the Premises) shall be damaged by fire or other casualty, and in such case as the casualty is limited to the Premises, if Tenant shall give prompt notice thereof to Landlord, the damages shall be repaired by and at the expense of Landlord. Until such repairs shall be made, the Fixed Rent, Tenant’s Proportionate Share of Taxes and Operating Expenses shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises, provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Fixed Rent, Tenant’s Proportionate Share of Taxes and Operating Expenses shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations made by Tenant or any fixtures, furniture, furnishings, equipment or other property or effects of Tenant. Notwithstanding the foregoing, in such case as the Premises alone, without material damage to remainder of the Building, suffers a casualty and so much of the Premises (or access to the Premises) is destroyed that Tenant is unable to conduct business therein in a commercially reasonable manner, then should Landlord fail to substantially complete restoration of the Eighteenth (18th) Floor Premises and/or the Seventeenth (17th) Floor Premises to the same condition they were in on their respective Commencement Dates within 120 days of notice to Landlord of such casualty, Tenant may terminate this Lease upon written notice to Landlord given no later than ten (10) days after the expiration of such 120 day period.

B. Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its repair, alteration or restoration shall nor be economically viable as an office building, then in any of such events, Landlord, at Landlord’s option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease, provided the leases for all other tenants in the Building are also terminated. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10’) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in the immediately preceding sentence, Tenant’s liability for Rent shall cease as of the day following such damage, provided that Tenant shall remain liable for all Rent which accrued prior to the day following such damage. Should Landlord elect not to terminate the Lease, it shall be responsible to restore the Premises to the condition they were in on the Commencement Date of each floor therein. Should Landlord fail to substantially complete such restoration within one (1) year of the date of the casualty, Tenant may terminate this Lease by written notice to Landlord given no later than thirty (30) days after the expiration of such one (1) year period.

C. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

D. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes. appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligence or willful tort of Landlord. Landlord shall use reasonable efforts to minimize any disruption to Tenant’s use or occupancy of the Premises. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 7 hereof in order to recoup for payments made to compensate for losses of third parties. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever except Landlord’s own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as Additional Rent within ten (10) days after rendition of a statement for all expenditures made by Landlord, which are reasonable in amount, reasonably necessary and actually paid to third parties or if made by in-house employees or contractors, the charge therefor shall be no greater than the charge allowed for third party contractors, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with, provided that except in case of emergency, Landlord has first given Tenant ten (10) days prior notice and opportunity to cure. Tenant shall give immediate notice to Landlord in case of fire or accident occurring exclusively in the Premises. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent (which shall not be unreasonably withheld, conditioned or delayed). If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License (if such requirement is general industry standard) to do said work, and that all work in connection therewith shall comply with all applicable Requirements, and shall be done during such hours as Landlord may reasonably designate. Except as otherwise covered by Section 9(c), notwithstanding said consent of Landlord, Tenant, in accord with the requirements set forth in Section 3(D), shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys’ fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances under this Section 10.

11. EMINENT DOMAIN.

A. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (a) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Proportionate Share shall be reduced in the proportion which the area of the part of the Premises acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (b) whether or not the Premises shall be affected thereby, but provided Landlord takes the same action with regard to all other leases in the Building, Landlord, at Landlord option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days’ notice of termination of this Lease; and (c) if the part of the Real Property so acquired or condemned shall contain such area as makes it unreasonable for Tenant to conduct its business in the remaining area, it being agreed a taking of more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation or the denial of access making more than thirty percent (30%) of the Premises unusable in a commercially reasonable manner, shall be deemed to make it impractical for Tenant to conduct its business in the Premises or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days’ notice of termination of this Lease. If any such five (5) days’ notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for an period after such date shall be refunded by Landlord to Tenant.

B. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the expense of Tenant and included in such taking and Tenant’s moving expenses, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12. ASSIGNMENT AND SUBLETTING.

A. Except as otherwise set forth in this Article 12, Tenant, for itself, its successors or assigns expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, subletting, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. Any assignment, sublease, underletting mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

B. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed draft of the assignment or sublease, the effective or commencement date of which shall be not less than twenty (20) business days nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, if any, and (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

C. (l) Provided that Tenant is not in default of any of Tenant’s obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord’s consent and as of the commencement date of the proposed sublease or assignment, Landlord’s consent to the proposed assignment or sublease or any subsequent assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(i) in Landlord’s reasonable judgment the proposed subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the Permitted Uses and (c) will not violate any negative covenant contained in any other lease of office space in the Building as of the date hereof;

(ii) the proposed subtenant is of character and reputation fitting a first-class office in Midtown Manhattan, and Landlord has been furnished with reasonable proof thereof;

(iii) provided Landlord can otherwise meet the realistic requirements of the proposed Sublessee (which are not formulated or altered to avoid the restriction of this subsection) in the Building, neither (a) the proposed sublessee nor (b) any person which, directly or indirectly controls, is controlled by, or is under common control with, the proposed sublessee, is then an occupant of any part of the Building;

(iv) the proposed sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

(v) the form of the proposed sublease shall be in form that complies with the applicable provisions of this Article 12;

(vi) there shall not be more than three (3) occupants in any one whole floor within the Premises;

(vii) Tenant shall reimburse Landlord on demand for the reasonable out-of-pocket costs that may be incurred by Landlord in connection with said sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed subtenant, and legal costs incurred in connection with the granting of any requested consent;

(viii) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental (notwithstanding the foregoing, Tenant shall be free to list the availability of the Premises with broker or brokers of its choice);

(ix) the proposed occupancy shall not materially increase the office cleaning requirements or impose a significant extra burden upon services to be supplied by Landlord to Tenant unless Landlord reasonably determines that it can deliver such increased services and Tenant agrees to be responsible for any increased cost relating thereto; and

(x) the proposed subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

(2) Each subletting consented to by Landlord shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.

(3) Notwithstanding any assignment or subletting to any other subtenant, and/or acceptance of Fixed Rent or Additional Rent by Landlord from any assignee or subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any assignee or subtenant or anyone claiming under or through any assignee or subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any assignment or subletting consented to by Landlord, no other and further assignment or subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12.

(4) If Landlord shall reasonably decline to give its consent to any proposed assignment or sublease, Tenant shall, subject to the limitations and conditions set forth in Paragraph 3(D), indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

D. In the event that Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again be obligated to comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

E. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i) no subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

(ii) no sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(iii) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination,

re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not, unless expressly consented to by it, (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s Fixed Rent.

F. If the Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

(i) In the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undercoated cost thereof determined on the basis of Tenant’s federal income tax returns) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees, advertising costs and other reasonable costs paid to third parties in connection with such assignment; and (ii) In the case of a sublease, an amount equal to 50% of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees, advertising costs and the cost of demising the premises so sublet in connection with such sublease and all other reasonable costs paid to third parties (including to the subtenant, including without limitation, costs of initial improvements, free rent and other allowances). For the purpose of calculating Landlord’s share of excess Fixed Rent or Additional Rent, all costs incurred by Tenant shall be recovered by Tenant before Landlord is entitled to such fifty percent (50%) in excess of the Fixed Rent. The sums payable under this subsection F (ii) of this Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

(iii) Notwithstanding subsection 12 (F) (ii), should Tenant sublease any part of the useable area of the eighteenth (18th) floor, Landlord shall be paid any rent or other consideration, in excess of the Fixed Rent and Additional Rent accruing during the term of such sublease.

(iv) Further, notwithstanding subsections 12(F)(ii), should Tenant sublease 50% or less of the useable area of the seventeenth (17th) floor and remain in occupancy of the remainder of the floor, Tenant may retain all rents, additional charges or other consideration received by it as a result of such subletting. Should Tenant sublease more than fifty percent (50%) of such floor or otherwise remain in occupancy of less than 50% of such floor the sublease consideration shall be divided in accord with Subsection 12 (F) (ii).

G. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a “public corporation”), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred, provided that in any of such events the successor to Tenant at least ten (10) days prior to the effective date of any such transaction provides Landlord with (a) a security deposit of no less than two (2) months Fixed Rent then payable hereunder or (b) proof satisfactory to Landlord that Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the lesser of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, (2) the net worth of Tenant herein named on the date of this Lease or in the alternative to either of the foregoing and without regard to whether it is greater than such net worth valuations or (3) a net worth of $50,000,000.00. Any security deposit payable hereunder shall be in cash or a cash equivalent satisfactory to Landlord and shall be replenished by Tenant should Landlord need to draw upon it because of any Event of Default by Tenant prior to the end of the term hereof. The balance of such security deposit shall be returned promptly to Tenant after termination of this Lease and deduction by Landlord for any cost incurred at the termination of this Lease to make any restoration or repair which is Tenant’s obligation hereunder or to cure any Event of Default then existing.

(ii) If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership as if such transfer were an assignment of this Lease if such transfer is effected solely for the purposes of circumventing the requirements of this Article 12.

(iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government (“Governmental Entity”), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant’s rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant’s rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities, and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity, (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord’s judgment, would impair the reputation of the Building as a first-class office building.

H. Tenant may, without Landlord’s consent, assign this Lease or sublet all or a part of the Premises or permit the use of any or all of the Premises without a sublease by or to any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as “related corporation”) for any of the purposes permitted to Tenant, subject however to compliance with Tenant’s obligations under this Lease (except this Article 12). Notwithstanding the foregoing, Tenant must give Landlord at least thirty (30) days written notice before such assignment, sublet or use. No such assignment or subletting shall relieve, release, impair or discharge any of Tenant’s obligations hereunder and Tenant named herein shall remain jointly and severally liable to Landlord without any suretyship defenses which are hereby waived. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

I. Any assignment or transfer, whether made with Landlord’s consent pursuant to subsection A of this Article 12 or without Landlord’s consent pursuant to subsection G or H of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable (jointly and severally with the assignee) for the payment of the Fixed Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed without any suretyship defenses which are hereby waived.

J. The Joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease. Notwithstanding the foregoing, Tenant shall not be liable for any obligations of any assignee resulting from any modification of this Lease made after such assignment.

K. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord’s will by notice to Tenant.

L. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant’s estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings, but no such instrument shall be necessary in order to make the terms hereof effective. Every subletting hereunder is subject to the condition (and, by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder or any other succession by Landlord to Tenant’s estate in the Premises) that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord’s election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not, unless expressly consented to by Landlord, (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month’s Fixed Rent which shall be payable as provided in the sublease, or (iv) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord’s obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment, but no such instrument shall be necessary in order to make the terms hereof effective. Each subtenant or licensee of Tenant shall be deemed automatically, upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the other conditions set forth in this Article 12.

13. CONDITION OF THE PREMISES. Tenant agrees, subject to Landlord substantially completing Landlord’s Work in accord with Section l(B)(i) and delivery of Premises vacant and broom clean, to accept possession of the Premises in the condition which they currently exist “as is”, and further agrees that, except for Landlord’s Work and delivery of Premises vacant and broom clean, Landlord shall have no obligation, to perform any work or make any installations or pay any sums in order to prepare the Premises for Tenant’s occupancy.

14. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right upon oral notice to Tenant to enter the Premises at all reasonable times to examine the same, to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant’s failure after due notice from Landlord to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with

Requirements and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall be responsible, however, to clean the Premises from any debris or waste each night after performing such work and upon completion, restore the Premises and Tenant’s property to the condition in which it existed prior to such work, except to the extent changed by such work. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. Except in case of emergency, Landlord shall give Tenant oral notice prior to such entry to the Premises so that Tenant may at its discretion have a representative present. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, then for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall attempt, however, to avoid forcibly entering the Premises except in case of emergency. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Notwithstanding the foregoing, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s use or occupancy of the Premises created by its entry into the Premises pursuant to this Article 14. To the extent any non-emergency work or work which Landlord is performing because of Tenant’s failure to do so after notice in a timely manner materially interferes with Tenant’s use of the Premises during working hours, Landlord shall perform such work during non-working hours and bear the cost of any overtime of premium pay rates. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In addition, Tenant understands and agrees that Landlord may perform substantial renovation work in and to space leased or to be leased to tenants, the public parts of the Building or the mechanical or other systems serving the Building (which work may include the replacement of the building exterior facade and window glass, requiring access to the same from within the Premises), and that Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant’s business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of the performance by Landlord of the aforesaid renovations of the Building. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities and systems are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

15. CERTIFICATE OF OCCUPANCY. Landlord shall maintain the certificate of occupancy issued for the Building and shall not voluntarily amend it in a manner which materially affects Tenant’s Permitted Use. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, whether or not such use shall be a Permitted Use, Tenant shall, upon ten (10) days’ written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof.

16. LANDLORD’S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment (only if the assignee assumes all Landlord’s obligations hereunder) or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building and the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, directors nor officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the “Parties”), shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building and the Real Property and the proceeds thereof, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

17. DEFAULT.

A. The following events shall constitute “Events of Default” under this Lease:

(1) if Tenant shall fail to fully make any payment when due of any installment of Fixed Rent or Additional Rent, and such failure shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default setting forth in bold upper case letters that failure to make full payment within such ten (10) day period shall be an Event of Default; or

(2) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(3) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

(4) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(5) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

Upon the occurrence, at any time during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter prior to such Event of Default being fully cured, at Landlord’s option, may give to Tenant a five (5) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

B. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in clauses (6) and (7) of subsection A of this Article 17, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the tendency of any proceeding of the types referred to in said clauses (6) and (7) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under said subsection A.

18. REMEDIES AND DAMAGES.

A. (1) This Lease and the Term shall expire and come to an end as provided in Article 17:

(a) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(b) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions. and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(2) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any Requirement to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “reentered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies herein before set forth is cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

B. (1) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a) Tenant shall pay to Landlord all Fixed Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(1) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, or Landlord’s reentry upon the Premises and with such relenting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(l)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(2) If the Premises or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection

B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article 18, the term “Rent” as used in subsection B(l) of this Article 18 shall mean the Fixed Rent and Additional Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(l) of this Article 18.

(C) Should a legal action or arbitration be brought by Landlord or Tenant in which an adjudication is tendered, then in each case, the losing party shall reimburse the prevailing party for all reasonable attorneys’ fees and disbursements (and all other court costs or expenses incurred by Tenant in such proceeding).

19. FEES AND EXPENSES.

A. Curing Tenant’s Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord may at any time thereafter on ten (10) days’ notice (or if such default cannot reasonably be cured within ten (10) days, if Tenant fails to commence a cure promptly within such ten (10) day period and diligently pursue it to completion) perform the same for the account of Tenant (except in case of emergency when Landlord may act immediately without notice), and if Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection therewith including. but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest (calculated at the Default Rate (as hereinafter defined) from the date incurred until paid by Tenant) and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

B. Late Charges. If Tenant shall fail to make payment of any installment of Fixed Rent or any Additional Rent within fifteen (15) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent or such Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum based on a rate (the “Default Rate”) equal to the lesser of (i) three percent (3 7%) per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment.

20. NO REPRESENTATIONS BY LANDLORD; CONSENTS AND APPROVALS.

Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Real Property, the Premises, or Taxes and Operating Expenses (as such terms are defined in Article 28 hereof) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is given in advance and is set forth in a written instrument executed by Landlord. When in this Lease Landlord’s consent or approval is required and this Lease provides that Landlord’s consent or approval shall not be unreasonably withheld, conditioned or delayed and Landlord shall refuse such consent or approval, or in any instance in which Landlord shall delay its consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

21. END OF TERM.

A. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other insurable casualty excepted, and Tenant may remove all of its structural alterations or improvements made by it as well as all of its furniture, furnishings, movable fixtures, removable partitions and other personal property pursuant to Article 3 hereof. Tenant’s obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the portion of the Fixed Rent which was payable under this Lease during the last month of the Term. Additionally, Tenant shall pay Additional Rent incurred during such hold-over period. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease.

B. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Fixed Rent or Additional Rent paid by Tenant pursuant to subsection A above, Tenant shall be subject to summary proceeding. In addition, should such hold-over of any portion of the Premises continue more than three (3) months after the Expiration Date, Tenant shall also be liable for consequential damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

23. FAILURE TO GIVE POSSESSION. Except as set forth herein, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Premises on the date set forth in Article I hereof for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Fixed Rent reserved and covenanted to be paid herein shall be abated as Tenant’s sole and exclusive remedy as set forth in Section l(B), and, except as set forth in Section 1(B), no such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in anywise to extend the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Fixed Rent and Additional Rent.

24. NO WAIVER; MERGER: NO ORAL MODIFICATIONS.

A. No act or thing done by Landlord or Landlord agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have the power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The payment by Tenant or receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any, such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser or greater amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided and Tenant may pay any amount demanded by Landlord without prejudice to its right to dispute its obligation to make all or any part of such payment.

B. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of Rent or because Tenant continues in possession of the Premises after the expiration or termination of the Lease Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM. This Lease and the obligations of the parties to perform all of the other covenants and agreements hereunder on the part of each of them to be performed shall in no way be affected, impaired or excused because one party is unable to fulfill any of its obligations (except any obligation to pay money, including but not limited to Tenant’s obligation to pay Fixed Rent and Additional Rent) under this Lease expressly or impliedly to be performed or because such party is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if such party is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond such party’s control, including, but not limited to, governmental preemption in connection with a National Emergency or by reason of any Requirement of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Notwithstanding the foregoing, should Tenant be denied use of such a substantial portion of the Premises that it cannot perform its business in the remainder thereof, notwithstanding using all reasonable efforts to consolidate on a temporary basis, for one of the aforesaid reasons through no fault of Tenant for ten (10) consecutive days, Rent shall proportionately abate until use of the Premises is restored to Tenant. If the Premises are completely unavailable for thirty (30) consecutive days, Tenant may terminate the Lease upon written notice to Landlord until such time as use of the Premises is restored. Except as provided in the preceding sentence, nothing herein shall be deemed to excuse Tenant for any reason for payment of Fixed Rent, Additional Rent or any other payment due hereunder.

27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered only if in writing and sent by registered or certified mail (return receipt requested), by recognized overnight carrier (e.g., Federal Express) or by facsimile (provided a confirmation copy is sent by notice method otherwise permitted herein) addressed (a) to Tenant at Learning Tree International, 1831 Michael Faraday Drive, Reston, VA 20190, Attention: Financial Controller, or (b) to Landlord at Landlord’s address set forth in this Lease, Attn: Real Estate Department, with a copy to Landlord at Landlord’s address set forth in this Lease, Attn: General Counsel, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord’s agent on behalf of Landlord and Landlord hereby agrees that any such notice shall have the same force and effect as if given by Landlord. Upon the request of Tenant, Landlord shall confirm the authority of its agent. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given three (3) business days after it shall have been mailed as provided in this Article 27.

28. ESCALATION.

Section 28.1 Definitions. For purposes of this Article 28, the following terms shall have the following meanings:

28.1.1 “Operating Expense Year” shall mean a calendar year in which all or any part of the Term shall fall.

28.1.2 Operating Expenses.

28.1.2.1 “Operating Expenses” for any Operating Expense Year shall mean the aggregate of all costs, expenses and disbursements paid or incurred by Landlord (directly or by way of reimbursement by Landlord to its agents or contractors) with respect to the operation, repair, cleaning, maintenance, management and security of the Building, the Real Property and the adjacent sidewalks, plazas and areas and the loading dock (together, the “Property”).

28.1.2.2 Inclusions. Without in any way limiting the generality of the foregoing, Operating Expenses shall include the following:

(i) salaries, wages, bonuses, and fringe benefits of every kind and nature (including any hospitalization, medical, surgical, Worker’s Compensation, union or general welfare, pension, retirement, disability or life insurance plans and any other benefit or expense that is customary for workers in first-class office buildings) and social security, unemployment and other payroll taxes (collectively, “Labor Costs”) paid or incurred by Landlord (directly or by way of reimbursement by Landlord to its agents or contractors) on account of the employees of Landlord (no higher than the level of building manager) or its agents or contractors engaged in the operation, repair, cleaning, maintenance, management and security of the Property; provided that if any such employees of Landlord or its agents or contractors provide services for more than one building or for property other than the Property, then a prorated portion of the Labor Costs shall be included in Operating Expenses, based on the portion of their working time devoted to the Property;

(ii) The Includable Energy Cost (as defined in Section 28.4); plus the cost of operating the Building Systems; as well as utility taxes, water rates and charges and sewer rental and charges;

(iii) the cost of cleaning (including windows), janitorial, trash removal, security (including uniforms) and other services;

(iv) the cost of all insurance, including Worker’s Compensation, rental, property, casualty, liability and fidelity insurance and the fees and charges of insurance consultants;

(v) the cost of repairs to, and maintenance of, the Property;

(vi) the cost of building and cleaning goods and supplies;

(vii) the cost of machinery, equipment and tools used in the operation, repair, cleaning, maintenance, management and security of the Property, and any sales and use taxes thereon;

(viii) the cost of uniforms and dry cleaning for all guards and other employees of Landlord or its agents or contractors whose job reasonably requires use of a uniform;

(ix) management fees for managing the Property no greater than that payable by similar first class office buildings in Midtown Manhattan; provided, however, that with respect to any Operating Expense Year in which the Property is not managed by an independent unaffiliated management company under a contract (i) not including a leasing agency and (ii) providing for Landlord, not the managing agent, to incur (or reimburse the management company for) all expenses thereunder constituting Operating Expenses, there shall be included in Operating Expenses, in lieu of any management fees otherwise includable, the management fee that would be charged by such a management company under such a contract;

(x) fees and charges payable under service agreements on equipment to the extent that the services furnished thereunder would be includable in Operating Expenses if purchased directly by Landlord or performed by Landlord’s employees (regardless of whether the cost of such equipment itself is includable in Operating Expenses);

(xi) Telephone, telegraph, telecopy (or other telecommunication) costs incurred by Landlord with respect to the operation, repair, cleaning, maintenance, management or security of the Property;

(xii) legal, accounting and professional fees and disbursements incurred in connection with the operation, repair, cleaning, maintenance, management and security of the Property; including, with respect to lawyers employed by Landlord (commonly known as inside counsel) with respect to time devoted to legal work relating to the operation, repair, cleaning, maintenance, management and security of the Property;

(xiii) fees for and costs of licenses, permits and inspections required in connection with the operation, repair, cleaning, maintenance, management and security of the Property;

(xiv) the cost of landscaping;

(xv) those taxes, duties, charges, levies and assessments that are payable in respect of amounts that are otherwise includable within Operating Expenses and not otherwise included in Taxes or any other provision of this Article 28;

(xvi) all expenses and costs incurred by Landlord as a result of or in order to comply with applicable (a) Insurance Requirements, or (b) laws to the extent in each case enacted after the date hereof and not arising solely as the result of any default of Landlord or Landlord’s negligent or willful acts or omissions;

(xvii) the costs of maintenance of a lobby directory (if and when installed);

(xviii) rent for personal property leased to Landlord, the purchase price of which, if purchased, would be fully includable in Operating Expenses in the year of purchase; and

(xix) any net loss paid or incurred by Landlord for the operation of a cafeteria in the Building; provided, however, that in computing such net loss Landlord may not include as an expense the rental value of the cafeteria premises.

28.1.2.3 Capital Expenditures - Reduction of Operating Expenses. If during any Operating Expense Year Landlord makes any capital expenditure for the purpose of reducing Operating Expenses, then,

(i) such capital expenditure shall be amortized over the expected useful life of the capital improvement, as determined by G.A.A.P., to which such capital expenditure relates, and

(ii) in each of the Operating Expense Years during which such capital expenditure is so amortized, the annual amortization, together with interest charges paid by Landlord thereon or, in the absence of actual interest, imputed interest thereon at the imputed interest rate issued by the U.S. Internal Revenue Service, from time to time in effect (the “Amortization Interest Rate), shall be included in Operating Expenses.

28.1.2.4 Capital Expenditures - Requirements of Law. If during any Operating Expense Year Landlord makes any capital expenditure as a result of or in order to comply with any applicable law becoming effective on or after the date of this Lease, then,

(i) such capital expenditure shall be amortized over the useful life of the property being depreciated, as determined by G.A.A.P.

(ii) in each of the Operating Expense Years during which such capital expenditure is so amortized, the annual amortization, together with interest charges paid by Landlord thereon or, in the absence of actual interest, imputed interest thereon at the Amortization Interest Rate from time to time in effect, shall be included in Operating Expenses.

28.1.2.5 Exclusions. The following items shall be excluded from Operating Expenses even if includable under one or more of the subdivisions of Section 28.1.2:

(i) expenses relating to leasing space in the Building or preparing space for lease or for occupancy (including tenant improvements, leasing commissions and advertising expenses);

(ii) legal fees and disbursements paid or incurred for collection of tenant accounts, or negotiation of leases, or relating to negotiations and disputes Nothing in the preceding sentence shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, income, gains or profit tax or capital levy that is imposed upon Landlord. If, however, at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, in addition to (but in any event in the nature of a real estate tax), or as a substitute for, the whole or any part of the Taxes now levied, assessed or imposed on the Real Property there shall be levied, assessed or imposed (a) a tax on the rents received by Landlord from the Real Property, (b) a license fee measured by the rents receivable by Landlord from the Real Property, or (c) a tax or license fee imposed upon Landlord that is otherwise measured by, or based upon, the Real Property, then, provided that such tax or fee is imposed generally on building owners in the Borough of Manhattan and is in the nature of a real estate tax, such other tax or fee, computed as if the Real Property were the only property of Landlord, and the income from the Real Property were the only income of Landlord, shall be included in Taxes. If by law any assessment may be paid in installments, then for purposes hereof, (y) such assessment shall be deemed to have been paid in the maximum number of installments permitted by law and (z) there shall be included in Taxes for any Tax Year only such installments as shall be so deemed paid during such Tax Year with all interest thereon, if any, which would be payable during such Tax Year as a result of such installment method of payment. In no event shall any fines, penalties, late payment charges or (except as provided in the preceding sentence) interest be included in Taxes.

28.1.4 “Tax Year” shall mean any period of July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real property taxes) all or any part of which falls within the Term.

28.1.5 “Tenant’s Proportionate Share” shall mean the fraction the numerator of which is the rentable area of the Premises and the denominator of which (i) with respect to Taxes, is the rentable area of the Building on or above the ground floor (i.e., 795,892 square feet of rentable area), and (ii) with respect to Operating Expenses, is the sum of (x) the Rentable Area of the Building on or above floor 2, plus 112 of the rentable area of the Building on the ground floor (i.e., 789,963 square feet of rentable area),

With respect to each of the Eighteenth and Seventeenth floors, Tenant’s Proportionate Share for Taxes is 2.79 % and Tenant’s Proportionate Share for Operating Expenses is 2.809%. If, during any Tax Year or Operating Expense Year, any premises are added to the Lease and included in the Premises or are withdrawn from this Lease and excluded from the Premises, Tenant’s Proportionate Share shall be computed and applied separately with respect to the portions of such Tax Year or Operating Expense Year before and after such inclusion or exclusion.

Section 28.2 Payments in Respect of Changes in Taxes and Operating Expenses.

28.2.1 Payments in Respect of Changes in Taxes.

28.2.1.1 Tax Payment. If the Taxes (as finally determined) for any Tax Year exceed the Taxes in the Base Tax Year, as finally determined, (“Base Taxes”), then Tenant shall pay Landlord, as additional rent in respect of such Tax Year, an amount equal to Tenant’s Proportionate Share of such excess (the “Tax Payment”). This Section 28.2.1 shall not be applicable to any portion of any Tax Year prior to the Rent Commencement Date or after the expiration or termination of the Term and the Tax Payment for the Tax Year in which the Rent Commencement Date falls or in which this Lease shall expire or be terminated shall be a prorated amount computed on a per diem basis.

28.2.1.2 Estimated Tax Statement. Landlord, no later than sixty (60) days after the first day of any Tax Year, shall render to Tenant a statement (the “Estimated Tax Statement”) showing (i) Landlord’s estimate (based upon the most recent assessment of the Real Property and the most recently announced tax rates) of the Taxes and the Tax Payment (the “Estimated Tax Payment”) for such Tax Year, if any, and (ii) the calculations used to derive such Estimated Tax Payment. Landlord shall include a copy of the relevant tax bills with the aforesaid statement.

Tenant shall pay the Estimated Tax Payment to Landlord in two (2) equal installments (each an “Estimated Tax Payment Installment”) as follows: (a) the first installment shall be due and payable on the later of (y) the 30th day prior to the last day on which Landlord may pay the Taxes for that portion of the Tax Year without incurring penalty, and (z) the date thirty (30) days after the date of the giving of such Estimated Tax Statement; and (b) the second installment shall be due and payable on the later of (y) the 30th day prior to the last day on which Landlord may pay the Taxes for that portion of the Tax Year without incurring penalty, and (z) the date thirty (30) days after the date of the giving of such Estimated Tax Statement.

If the taxing authority changes the number or amount of installments of Taxes or the dates on which Taxes are required to be paid, then the number, amounts or due dates of the Estimated Tax Payment Installments shall be correspondingly revised so that the Estimated Tax Payment Installments shall be due on the later of (1) the last day on which Landlord may pay the Taxes for that portion of the Tax Year without incurring penalty and (2) the date thirty (30) days after the date of the giving of the applicable Estimated Tax Statement.

28.2.1.3 Year-End Tax Statement. Landlord, within one hundred twenty (120) days after the end of any Tax Year, shall issue a year-end statement of Taxes for such Tax Year, including a year-end computation of the Tax Payment for such Tax Year, if any (the “Year-End Tax Statement”). Each Year-End Tax Statement shall be accompanied by copies of all relevant supporting documentation, including copies of all relevant tax bills for the Tax Year.

If the Tax Payment shown on the Year-End Tax Statement for any Tax Year is more than the Estimated Tax Payment shown on the Estimated Tax Statement for such Tax Year, then Tenant shall pay the balance to Landlord within thirty (30) days of receipt. If the Tax Payment shown on the Year-End Tax Statement for any Tax Year is less than the Estimated Tax Payment shown on the Estimated Tax Statement for such Tax year, Landlord shall pay the balance to Tenant with such Year-End Tax Statement. Landlord shall pay such balance by issuance of a rent credit against installments or Fixed Rent next coming due, or if there are insufficient installments to offset such balance or at Landlord’s discretion by cash payment payable within thirty (30) days of delivery of the Year-End Tax Statement. Should Landlord fail to issue a credit or pay cash to Tenant for such balance within thirty (30) days of finalization of the Year-End Tax Statement, Tenant may offset such amount against the installments of Fixed Rent and Additional Rent next coming due under this Lease.

In the event that Landlord fails timely to issue a Year-End Tax Statement for any Tax Year and such failure continues for thirty (30) days after notice of such failure, referring specifically to this Section 28.2.1.3, is given by Tenant to Landlord, then if the Year-End Tax Statement for such Tax Year, when finally issued, indicates a balance due Tenant, the same shall be paid with interest at the Default Rate from the date of the giving of Tenant’s notice until the date paid. In the event Landlord fails to pay such balance to Tenant by credit or cash within thirty (30) days of the delivery of the Year-End Tax Statement, Tenant may offset such amounts against the installments of Fixed Rent and Additional Rent next coming due under this Lease.

28.2.1.4 Adjusted Year-End Tax Statement.

If Landlord shall receive a refund of any portion of the Taxes for a Tax Year in respect of which Tenant shall have made a Tax Payment, then, regardless of whether this Lease shall have terminated, Landlord, within thirty (30) days after its receipt of such refund, shall issue an Adjusted Year-End Tax Statement for such Tax Year reflecting the same and any expenses includable in Taxes under Section 28.1.3(iii) for such Tax Year and not therefore reflected in the Year-End Tax Statement or an earlier Adjusted Year-End Tax Statement for such Tax Year. Landlord shall pay Tenant’s share of such refund by issuance of a rent credit against the installments of Fixed Rent next coming due or if there are insufficient installments to offset Tenant’s share of such refund or at Landlord’s discretion by cash payment within thirty (30) days. Should Landlord fail to issue a credit or pay cash to Tenant with thirty (30) days of receipt of such refund, Tenant may offset Tenant’s Proportionate Share thereof from the installment of Fixed Rent and Additional Rent next coming due under this Lease. If it shall ever come (or be brought by Tenant or otherwise) to Landlord’s attention that the Tax Payment made by Tenant for any Tax Year (as theretofore adjusted Pursuant to the provisions of this Article 28, if such be the case) differs from the correct Tax Payment for such Tax Year because of an error or inaccuracy in the computation of Taxes or otherwise, then, regardless of whether this Lease shall have terminated, Landlord shall promptly furnish Tenant with an Adjusted Year-End Tax Statement for such Tax Year reflecting the correct Tax Payment; provided, however, that Landlord shall not issue any Adjusted Year-End Tax Statement pursuant to this paragraph later than the fourth anniversary of the end of the Tax Year to which the same relates unless prior to such anniversary Tenant shall demand that Landlord do so.

If Landlord shall incur any expenses includable in Taxes under Section 28.1.3(iii) for any Tax Year and not theretofore reflected in the Year-End Statement or an earlier Adjusted Year-End Tax Statement for such Tax Year, then, regardless of whether this Lease shall have terminated, Landlord may issue an Adjusted Year-End Tax Statement for such Tax Year reflecting the same.

28.2.1.5 Adjustment of Tax Payment. As used in this Article 28, the term “Adjusted Year-End Tax Statement” shall mean a statement for any Tax Year reflecting the : facts and circumstances giving rise to the same being issued and setting forth an adjusted statement of Taxes and an adjusted Tax Payment for such Tax Year.

If any Adjusted Year-End Tax Statement reflects an increase in the Tax Payment, Tenant shall pay the amount thereof to Landlord within thirty (30) days of receipt. If any Adjusted Year-End Tax Statement reflects a decrease in the Tax Payment, Landlord shall pay to Tenant, at its election by rent credit or cash within thirty (30) days, the amount thereof to Tenant with such Adjusted Year-End Tax Statement. In the event Landlord fails to issue such credit or make such payment within said thirty (30) days, Tenant may offset the amount of the payment to have been made from Fixed Rent and Additional Rent next coming due under this Lease.

Each adjusted Year-End Tax Statement shall be accompanied by copies of all relevant supporting documentation, including copies of all relevant tax bills for the Tax Year.

28.2.1.6 Tax Contests. Upon the written request of Tenant, Landlord shall institute and prosecute tax reduction or other proceedings to reduce the assessed valuation of the Real Property unless Landlord has determined, acting reasonably and in good faith, that any such proceeding would not result in a reduction, or would result in an increase, in Taxes.

28.2.2 Payments in Respect of Changes in Operating: Expenses.

28.2.2.1 Operating Expense Payment. If the Operating Expenses for any Operating Expense Year exceed the Base Operating Expenses, then Tenant shall pay Landlord, as Additional Rent in respect of such Operating Expense Year, an amount equal to Tenant’s Proportionate Share of such excess (the “Operating Expense Payment”). This Section 28.2.2 shall not be applicable to any portion of any Operating Expense Year prior to the Rent Commencement Date or after the expiration or termination of the Term and the Operating Expense Payment for the Operating Expense Year in which the Rent

Commencement Date falls or in which this Lease shall expire or be terminated shall be a prorated amount computed on a per diem basis.

28.2.2.2 Estimated Operating Statement. Landlord, no later than sixty (60) days after the first day of any Operating Expense Year, shall render to Tenant a statement (the “Estimated Operating Expense Statement”) showing (i) Landlord’s good faith estimate of the Operating Expenses and the Operating Expense Payment (the “Estimated Operating Expense Payment”) for such Operating Expense Year, and (ii) the calculations used to derive such Estimated Operating Expense Payment.

Tenant shall pay the Estimated Operating Expense Payment for any Operating expense Year to Landlord, as follows:

On the first day of the first month of such Operating Expense Year which commences at least twenty (20) days after the date of the giving of such Estimated Operating Statement, Tenant shall pay an amount equal to the product of (a) one-twelfth (1/12th) of the Estimated Operating Expense Payment for such Operating expense Year set forth on such Estimated Operating Statement multiplied by (b) the number of months, to and including such first month, which have elapsed or commenced since the commencement of such Operating Expense Year. On the first day of each month thereafter throughout such Operating Expense Year, Tenant shall pay an amount equal to one-twelfth (1/12th) of such Estimated Operating Expense Payment.

28.2.2.3 Year-End Operating Statement. Landlord, within one hundred eighty (180) days after the end of any Operating Expense Year, shall issue a year-end statement of Operating Expenses for such Operating Expense Year, including a year-end computation of the Operating Expense Payment for such Operating Expense Year, if any (the “Year-End Operating Expense Statement”). Each Year-End Operating expense Statement shall be in substantially the form attached hereto as Exhibit - and shall be certified by Landlord or Landlord’s managing agent, if any, as presenting fairly, in all material respects, the Operating Expenses for such Operating Expense Year in accordance with the provisions of this Lease.

If the Operating Expense Payment shown on the Year-End Operating Expense Statement for any Operating Expense Year is more than the Estimated Operating Expense Payment shown on the Estimated Operating Expense Statement for such Operating Expense Year, then Tenant shall pay the balance to Landlord within thirty (30) days of receipt. If the Operating Expense Payment shown on the Year-End Operating Expense Statement for any Operating Expense Year is less than the Estimated Operating Expense Payment shown on the Estimated Operating Expense Statement for such Operating Expense Year, Landlord shall pay, at its election by rent credit or cash, in the same manner as described in Section 28.2.1.3, the balance to Tenant with such Year-End Operating Expense Statement. In the event Landlord fails to issue such credit or make such payment within thirty (30) days of issuance of said Year-End Operating Statement, Tenant may offset the amount of such payment against Fixed Rent and Additional Rent next coming due under this Lease.

28.2.2.4 Adjusted Year-End Operating Statement. If it shall ever come (or be brought by Tenant or otherwise) to Landlord’s attention that the Operating Expense Payment made by Tenant for any Operating Expense Year (as theretofore adjusted pursuant to the provisions of this Article 28, if such be the case) differs from the correct Operating Expense Payment for such Operating Expense Year because of an error or inaccuracy in the computation of Operating Expenses or otherwise, then, regardless of whether this Lease shall have terminated, Landlord shall promptly furnish Tenant with an Adjusted Year-End Operating Expense Statement reflecting the correct Operating Expense Payment; provided, however, that Landlord shall not issue any Adjusted Year-End Operating Expense Statement pursuant to this paragraph later than the fourth anniversary of the end of the Operating Expense Year to which the same relates unless prior to such anniversary Tenant shall demand that Landlord do so.

28.2.2.5 Adjustment of Operating Expense Payment. As used in this Article 28, the term “Adjusted Year-End Operating Expense Statement” shall mean a statement for any Operating Expense Year reflecting the facts and circumstances giving rise to the same being issued and setting forth an adjusted statement of Operating Expenses and an adjusted Operating Expense Payment for such Operating Expense Year.

If any Adjusted Year-End Operating Expense Statement reflects an increase in the Operating expense Payment, Tenant shall pay the amount thereof to Landlord within thirty (30) days of receipt. If any Adjusted Year-End Operating expense Statement reflects a decrease in the Operating Expense Payment, Landlord shall pay the amount thereof to Tenant with such Adjusted Year-End Operating Expense Statement in the same manner as set forth in Section 28.2.1.3.

Each Adjusted Year-End Operating Expense Statement shall be in substantially the form attached hereto as Schedule E, and shall be certified by Landlord or Landlord’s managing agent, if any, as presenting fairly, in all material respects, the Operating Expenses for such Operating Expense Year in accordance with the provisions of this Lease.

28.2.3 Tenant’s Objection to Year-End Tax Statement or Year-End Operating Statement.

(a) Tenant may at any time within 180 days of receipt of any Year-End Tax Statement or Adjusted Year-End Tax Statement or Year-End Operating Expense Statement or Adjusted Year-End Operating Expense Statement send Landlord a notice (a “Year-End Statement Tenant Audit Notice”) stating that Tenant desires to audit the Books and Records of Landlord with respect to the Tax Year or Operating Expense Year to which such Year-End Tax Statement, Adjusted Year-End Tax Statement, Year-End Operating Expense Statement or Adjusted Year-End Operating Expense Statement relates. Landlord shall make such books and records available to Tenant in Manhattan within thirty (30) days of receipt of Tenant’s Year-End Statement of Audit Notice.

(b) Notwithstanding anything to the contrary herein, Tenant may no later than 180 days of Tenant’s receipt of any Year-End Operating Expense Statement or Year-End Tax Statement or Adjusted Year-End Tax Statement dispute any such statement by sending Landlord a notice (a “Year-End Statement Dispute Notice”) itemizing in reasonable detail the aspects thereof which Tenant disputes.

Upon the issuance by Tenant of such a dispute notice in a timely manner, the dispute shall be determined by arbitration pursuant to Section 28.7.

From and after the date of Tenant’s Year-End Statement Tenant Audit Notice until the expiration of the time period within which Tenant may give a Year-End Statement Dispute Notice, until resolution of the dispute, Landlord shall afford Tenant or its representatives the right on as many occasions as shall be reasonably necessary to examine (and make extracts from and copies of) Landlord’s Books and Records for the Tax Year or Operating Expense Year in question and for all earlier Tax Years or Operating Expense Years with respect to which Landlord continues to retain Landlord’s Books and Records, all of which will be maintained in the greater New York City area; provided, however, that after the expiration of the time period within which Tenant may give a Year-End Statement Dispute Notice, Tenant’s aforesaid right to examine (and extract and copy) Landlord’s Books and Records shall apply only to such portions of such Books and Records as are, or might be, applicable to the items in dispute. Each time Tenant desires to make any such examination, it shall give reasonable advance notice to Landlord of the date on which it will conduct such examination. Tenant shall conduct such examination at the business office of Landlord or its agent in the City of New York during normal business hours. Tenant shall keep confidential all information obtained in the course of such examination except for bona fide disclosures made in connection with

Tenant’s evaluation of the same or its dispute thereof, or as required by the Requirements or as needed or desirable in litigation or other proceedings.

No dispute by Tenant shall excuse or abate Tenant’s obligation to make the payments required by Section 28.2.1 or 28.2.2 pending resolution of Tenant’s dispute. If, and to the extent that Tenant shall prevail in arbitration, the award shall be for a sum certain, giving effect to the decrease in Tenant’s Tax Payment or Tenant’s Operating Expense Payment determined by the arbitrators.

Landlord shall pay (at Landlord’s election, by issuance of a credit against fixed Rent and Additional Rent next coming due or payable) to Tenant the amount of the award referred to in the two preceding paragraphs (including interest at the then current prime rate charged by Citibank N.A.) within five (5) Business Days of the making of the award. In the event Landlord doesn’t issue such credit or make such payment within said five (5) Business Days, Tenant may offset the amount or the award against Fixed Rent and Additional Rent next coming due under this Lease.

28.3 Adjusted Statement of Base Taxes. If Landlord shall receive a refund of any portion of the Taxes for a Tax Year referred to in the relevant definition of Base Taxes, then, regardless of whether this Lease shall have terminated, Landlord, within thirty (30) days after its receipt of such refund, may issue an Adjusted Statement of Base Taxes reflecting the same.

28.3.1 Adjustment of Base Taxes.

As used in this Article 28, the term “Adjusted Statement of Base Taxes” shall mean a statement reflecting the facts giving rise to the same being issued and setting forth an adjusted statement of Base Taxes.

If any Adjusted Statement of Base Taxes reflects a decrease in Base Taxes, Tenant shall pay to Landlord an amount equal to the resulting increase, if any, in the Tax Payment for all prior Tax Years commencing with the second Tax Year within thirty (30) days of its receipt.

Each Adjusted Statement of Base Taxes shall be accompanied by copies of all relevant supporting documentation, including copies of all relevant tax bills.

28.3.2 Base Operating Expenses.

28.3.2.1 Statement of Base Operating Expenses.

28.3.2.1.1 Adjusted Statement of Base Operating Expenses. If it shall ever come (or be brought by Tenant or otherwise) to Landlord’s attention that the Base Operating Expenses on the basis of which Tenant shall have made any payments under Section 28.2.2 (as theretofore adjusted pursuant to the provisions of this Article 28, if such be the case) differ from the correct Base Operating Expenses, then, regardless of whether this Lease shall have terminated, Landlord shall promptly furnish Tenant with an Adjusted Statement of Base Operating Expenses reflecting the correct Base Operating Expenses; provided, however, that Landlord shall not issue any Adjusted Statement of Base Operating Expenses pursuant to this paragraph later than the fourth anniversary of the end of the Initial Operating Expense Year unless prior to such anniversary Tenant shall demand that Landlord do so.

28.3.3 Tenant’s Objection to Statement of Base Taxes or Base Operating Expenses

(a) If within 30 days after Tenant’s receipt of any Statement of Base Taxes or Adjusted Statement of Base Taxes or Statement of Base Operating Expenses or Adjusted Statement of Base Operating Expenses, Tenant shall send Landlord a notice (a “Base Statement Tenant Audit Notice”) stating that Tenant desires to audit the Books and Records of Landlord with respect to the Tax Year(s) or Operating Expense Year(s) referred to in the relevant definition of Base Taxes or Base Operating Expenses, and

(b) If within 180 days of Tenant’s receipt of any Statement of Base Taxes or Adjusted Statement of Base Taxes or Statement of Base Operating Expenses or Adjusted Statement of Base Operating Expenses, Tenant shall send Landlord a notice (a “Base Statement Dispute Notice”) itemizing in reasonable detail the aspects thereof which Tenant disputes, then the dispute shall be determined by arbitration pursuant to Section 28.7.

From and after the date of Tenant’s Base Statement Tenant Audit Notice until the expiration of the time period within which Tenant may give a Base Statement Dispute Notice or, if Tenant gives a Base Statement Dispute Notice, until resolution of the dispute, Landlord shall afford Tenant or its representatives the right on as many occasions as shall be reasonably necessary to examine (and make extracts from and copies of) Landlord’s Books and Records for the Tax Year(s) or Operating Expense Year(s) in question; provided, however, that after the expiration of the time period within which Tenant may give a Base Statement Dispute Notice, Tenant’s aforesaid right to examine (and extract and copy) Landlord’s Books and Records shall apply only to such portions of such Books and Records as are, or might be, applicable to the items in dispute. Each time Tenant desires to make any such examination, it shall give reasonable advance notice to Landlord of the date on which it will conduct such examination. Tenant shall conduct such examination at the business office of Landlord or its agent in the City of New York during the normal business hours of such office. Tenant shall keep confidential all information obtained in the course of such examination except for bona fide disclosures made in connection with Tenant’s evaluation of the same or its dispute thereof.

No dispute by Tenant shall excuse or abate Tenant’s obligation to make the payments required by Section 28.2.1 or 28.2.2 pending resolution of Tenant’s dispute. If, and to the extent that Tenant shall prevail in arbitration, the award shall set forth the amount by which Base Taxes or Base Operating Expenses shall be increased, and shall also be for a sum certain reflecting the recomputation of the Tax Payment or the Operating Expense Payment for all prior Tax Years or Operating Expense ears for which Tenant shall have made a Tax Payment or an Operating Expense Payment, as the case may be.

Section 28.4 Allocation of Energy Costs.

Landlord shall cause a reputable independent consulting firm, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, delayed or conditioned, to prepare for each Operating Expense Year a study (commonly known as a “public light and power study” and hereafter referred to as “Landlord’s Public Light and Power Study”) setting forth a detailed computation of the aggregate cost (including sales and use taxes) to the Landlord of the electricity and fuel (currently steam) used in

(a) Lighting the Real Property and the exterior of the Building, the Loading Dock and the lobby or other common or service areas of the Building;

(b) providing HVAC service to the Building, exclusive of Overtime HVAC and any HVAC service to any leaseable area of the Building in excess of the level thereof provided to the Premises; and

(c) operating Building Systems other than the HVAC System;

provided, however, that in no event shall any electric service to any leasable space including leasable space in the cellar) or semi-common areas in the Building be included in such computation (such aggregate cost being herein called the “Includable Energy Costs”) and shall furnish a copy thereof to Tenant together with the Statement of Base Operating Expenses and with each Statement of Operating Expenses for such Operating Expense Year.

If the Includable Energy Costs as determined by the independent consulting firm referred to in the preceding paragraph for any Operating Expense Year shall differ from the Includable Energy Costs for such Operating Expense Year reflected in the Year-End Operating Expense Statement for such Operating Expense Year, Landlord shall promptly issue an Adjusted Year-End Operating Expense Statement for such Operating Expense Year reflecting as the Includable Energy Costs for such Operating Expense Year the amount so determined.

All independent consulting firms are hereby instructed to base their respective determinations of the electric portion of Includable Energy Costs on Landlord’s Average Cost per kwh determined as set forth in Article 29.

Section 28.5 Books and Records.

Landlord shall retain all books and records (“Books and Records”) relating to the operation, repair, cleaning, maintenance, management and security of the Property and to all items included in or excluded from Operating Expenses for any Operating Expense Year (including the Operating Expense Years referred to in the relevant definition of Base Operating Expenses) and relating to all items included in or excluded from Taxes for any Tax Year (including the Tax Years referred to in the relevant definition of Base Taxes) in Manhattan, until the seventh anniversary of the last day of such Operating Expense Year or Tax Year, as the case may be, unless, at such time, a dispute is pending with respect to the Operating Expenses for such Operating Expense Year (including, with respect to any Operating Expense Year referred to in the relevant definition of Base Operating Expenses, a dispute with respect to Base Operating Expenses) or the Taxes for such Tax Year (including, with respect to any Tax Year referred to in the relevant definition of Base Taxes, a dispute with respect to Base Taxes), as the case may be, in which case Landlord shall retain such books and records until such dispute is resolved. The term “Books and Records” shall not include leases of space in the Building.

Section 28.6 Arbitration.

Any dispute under Section 28.2.3 or Section 28.3.3 shall be determined by arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association (or its successor) by a panel of three (3) arbitrators. Each arbitrator shall be a certified public accountant who is an employee or member of an accounting firm national in scope. Tenant shall appoint an arbitrator meeting the foregoing requirement in its written notice requesting arbitration made pursuant to Section 28.2.3 or 28.3.3. Landlord shall, by written notice to Tenant, appoint a second arbitrator meeting the foregoing requirement within thirty (30) days after receipt of Tenant’s notice. If Landlord shall fail to appoint its arbitrator within the aforesaid thirty

(30) day period, then Tenant shall give a notice to Landlord setting forth such failure and requesting that Landlord appoint an arbitrator. If, within ten (10) days after the receipt of such notice, Landlord does not appoint an arbitrator by notice as aforesaid, then the arbitrator appointed by Tenant alone shall determine the matter in question. Any arbitrator appointed by a party is not expected to be impartial.

Within twenty (20) days after Landlord’s notice to Tenant approving the second arbitrator, the two arbitrators so appointed shall select the third arbitrator and, if they do not timely do so, the third arbitrator shall be selected by the American Arbitration Association. Landlord and Tenant shall execute all documents and do all other things necessary to submit the dispute to arbitration pursuant to this Section 28.6. A judgment or order may be entered in any court of competent jurisdiction based upon an arbitration award made in an arbitration pursuant to this Section 28.7. The costs and expenses of such arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for its own costs and expenses and the fees and expenses of its own witnesses and counsel and the arbitrator appointed by it. The arbitrators shall have the right to consult experts in the matter under arbitration, provided that any such consultation shall be made only after ten (10) days’ prior notice to Landlord and Tenant and only in their presence, with full right on their part to cross-examine such experts. The arbitrators’ decision and award shall be in writing and counterpart copies thereof shall be delivered to Landlord and Tenant. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease.

29. SERVICES.

A. Elevator. Landlord shall provide passenger elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services for Tenant’s use during the performance of Tenant’s work and on an “as available” basis for incidental use by Tenant. Any extended use may be arranged with Landlord’s prior consent. Tenant shall pay as Additional Rent all building charges therefor at rates set forth on Schedule D annexed hereto (which rates may change from time to time, but if raised will in no event be higher than rates charged for such services in similar first class office buildings in Midtown Manhattan).

B. Heating. Landlord shall furnish perimeter heat to the Premises in accord with the HVAC Specification, Schedule C, attached hereto and incorporated herein, on business days from 8:00 A.M. to 6:00 P.M. Supplemental heating may be supplied by Tenant at its cost. Landlord shall not be responsible to make repairs if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

C. Cooling. Landlord shall supply perimeter cooling to the Premises in accord with the HVAC Specification, Schedule C, on business days from 8:00 AM to 6:00 PM. Supplemental air conditioning may be supplied by Tenant at Tenant’s cost. Landlord shall supply chilled water during regular business hours such supplemental air conditioning in sufficient quantities to serve twenty-five (25) tons of supplemental air conditioning per floor. Should Tenant install such supplemental air conditioning, it shall pay a one-time tap-in charge of $1,500 and an additional charge of $22,500 per annum for such water. Landlord shall not be responsible to make repairs if the perimeter air conditioning shall fail to provide reasonable temperatures or any reasonable volume or velocities in any part of the Premises by reason of any rearrangement or partitioning or other alterations made or performed on behalf of Tenant or any other person claiming through or under Tenant.

Tenant shall, at Tenant’s sole cost and expense, maintain, repair and operate such supplemental air conditioning unit in compliance with all Requirements relating thereto. Tenant shall pay for the cost of the electrical energy consumed by any such supplemental air conditioning unit in accordance with the provisions of Article 29, subsection H hereof.

D. After Hours and Additional Services. Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year. Nevertheless, Rent does not include any charge to Tenant for the furnishing of any additional passenger elevator facilities (it being understood that some but not all of the passenger elevators may be shut down during non-business hours of the Building), any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat, ventilation or air conditioning to the Premises, to the extent otherwise provided to Tenant I under the terms of this Lease during periods other than the hours and days set forth in sections A and B of this Article 29 for the furnishing and distributing of such facilities or services (referred to as “Overtime Periods”). Accordingly, if Landlord shall furnish any (i) additional passenger elevator facilities to Tenant during Overtime Periods or freight elevator facilities, except as provided in subsection A of this Article 29, or (ii) heat to the Premises during Overtime Periods, then Tenant shall pay Landlord for such facilities or services at the standard rates fixed by the Landlord for the Building set forth in Schedule D (which rates may be changed by Landlord from time to time but if any such rate is changed, it will not be greater than the rates charged for such services in similar first class office buildings in Midtown Manhattan) or, if no such rates are then fixed, at reasonable rates. Neither the facilities nor the services referred to in this Article 29D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least in accord with the schedule set forth in the Rules attached hereto as Schedule A (which schedule is subject to change from time to time); or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease; or if Landlord shall determine, in its sole and exclusive discretion. that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease. All of the facilities and services referred to in this Article 29(D) are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any, or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. Landlord may limit the furnishing during Overtime Periods of any of the facilities or services referred to in this Article 29(D) to a total of twenty (20) hours in any one week. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata. Notwithstanding the foregoing, during the construction of Tenant’s initial tenant improvements and Tenant’s initial move-in to each floor of the Premises, Landlord shall use reasonable efforts to give Tenant priority use of the freight elevator and otherwise facilitate such construction and move-in, at Tenant’s expense.

E. Cleaning. Landlord shall provide the cleaning services described on Schedule B annexed hereto and made a part hereof. No one other than persons approved by Landlord shall be permitted to enter the Premises or the Building to provide any additional cleaning services on behalf of Tenant. Tenant shall independently contract for the removal of any of Tenant’s refuse and rubbish which is not required to be removed by Landlord as set forth on said Schedule B. The removal of Tenant’s refuse and rubbish by others shall be subject to such rules and regulations, as in the judgment of Landlord, are necessary for the proper operation of the Building.

F. Sprinkler System. If there now is or shall be installed in the Premises a “sprinkler system” (it being understood that Landlord has or will install and maintain a central sprinkler tap for the Premises and no more), and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents, servants, contractors, employees, licensees, invitees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s particular use, as distinguished from normal office use, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (or, if Landlord elects, Tenant shall reimburse Landlord for the cost thereof to extent said cost is reasonable in amount, reasonably necessary, and actually paid to independent third (3rd) parties or if performed by Landlord’s employees or contractors, Tenant shall be charged the charge that would have been payable to a third (3rd) party contractor).

G. Water. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking. cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. In such event (a) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant; (b) Tenant agrees to pay for water consumed, as shown on said meter within ten (10) days of rendition of a bill to Tenant and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (c) Tenant covenants and agrees to pay the sewer rent, charge or any other Tax, Rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant’s consumption and shall be payable by Tenant within ten (10) days of rendition.

H. Security. Landlord shall provide Building security at all times. Notwithstanding the foregoing, in no event will Landlord be responsible, and Tenant hereby waives any claim against Landlord arising from or relating to any injury (or death) to person or loss of or damage to property as the result of any actual or alleged failure of such security services.

I. Electricity Service.

(1) Landlord shall furnish 8 watts per rentable square foot (including perimeter HVAC provided by Landlord) electrical energy to or for the use of Tenant in the Premises. Landlord shall install sub meter(s), at Landlord’s expense, to measure consumption of electricity on the Premises. Tenant shall pay to Landlord, on demand, from time to time, but no more frequently than monthly, for its consumption of electrical energy at Landlord’s cost for such use, plus Landlord’s charge for overhead and supervision in the amount of six percent (6%) of such cost. For the purpose of this subsection, the rate to be paid by Tenant for such sub-metering shall include any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by, Tenant if and to the extent permitted by law.

(2) The Premises are currently supplied with sufficient electricity to provide a demand load of 8 watts per rentable square foot (including perimeter HVAC provided by Landlord) except as provided in Subsection 29(1)(3) below, Landlord will through to term continue to supply same. Should Tenant desire to use additional electricity, it shall only do so through additional feeders or risers and all other equipment proper and necessary in connection with such feeders or risers, to be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant and at a cost which is reasonable in amount, reasonably incurred, reasonably necessary and actually paid to a third (3rd) party contractor or if performed by Landlord’s employees or contractor, Tenant will not be charged more than the charge of a third (3rd) party contractor), provided that, in Landlord’s reasonable judgment, such additional feeders or risers are necessary and are permissible under applicable Requirements and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the

Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises which will meet the demand load set forth herein. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance, which consent not to be unreasonably withheld, conditioned or delayed.

(3) Landlord reserves the right to discontinue furnishing electricity, to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant, provided it similarly discontinues furnishing electricity to all tenants and occupants in the same elevator bank in the Building and provided Landlord does so at its costs, without disruption of the availability of service to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. Landlord shall not discontinue service to Tenant until Tenant has, at Landlord’s sole cost, arranged to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until and unless Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

(4) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any public utility or other company servicing the Building with electricity or, for any other reason except Landlord’s negligence or willful tort.

J. Building Directory. The Parties acknowledge that there is currently no directory of tenants and occupants in the lobby of the Building. Should such directory be installed, Tenant will receive its proportionate share of the lines provided for tenants on such directory unless Landlord provides each Tenant only one (1) line on such directory.

K. Cafeteria. Tenant may utilize the cafeteria currently maintained by Landlord on the twentieth floor for its employees and invitees without discrimination (as to cost or otherwise). Notwithstanding the foregoing, Landlord reserves the right to terminate such cafeteria services, but so long as Landlord provides services, Tenant may utilize such services.

L. Interruption of Services. Landlord reserves the right to stop service of the heating system or the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord’s control, or by failure of independent contractors to perform or by Requirements of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

30. PARTNERSHIP TENANT. If Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in I this Article 30 as a “Partnership Tenant”), the following provisions of this Article 30 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several with regard to all matters occurring or accruing while it is a partner and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant with regard to all matters occurring or accruing while it is a partner), and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (with regard to all matters occurring or accruing while it is a partner) (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article 30).

31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use I or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

32. [Intentionally Deleted]

33. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34. ADDITIONAL DEFINITIONS.

A. The term “office” or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

B. The words “reenter” and “reentry” as used in this Lease are not restricted to their technical legal meaning.

C. The term “business days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction, other than Cushman & Wakefield, Inc. and CB Richard Ellis (FIWA CB Commercial Real Estate Group, Inc.) Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord shall be responsible to pay a commission to Cushman & Wakefield, Inc. pursuant to a separate agreement between them. Cushman & Wakefield shall be responsible for any portion of such commission payable to CB Commercial Real Estate Group, Inc. The provisions of this Section shall survive the termination of this lease.

37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against (a) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, including to the extent of Tenant’s negligence only any claims arising from any act, omission or negligence of Landlord or

Landlord and Tenant, (b) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have, resulted from an act or omission of Tenant or Tenant’s agents, employees, invitees or visitors, including to the extent of Tenant’s negligence only any claims arising from any act, omission or negligence of Landlord or Landlord and Tenant, (d) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (e) any claim, loss or liability arising or claimed to arise from Tenant’s or any of its contractors , licensees, agents, servants, employees, invitees or visitors causing or permitting any Hazardous Substance to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Notwithstanding the foregoing, in no event shall Tenant be responsible to indemnify Landlord for the gross negligence or willful misconduct on Landlord and each such indemnity obligation shall be subject to the procedures and requirements set forth in Section (3)(D) hereof.

38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

39. MISCELLANEOUS.

A. No Offer. This Lease is offered for signature by each of Landlord and Tenant and it is understood that this Lease shall not be binding upon either party unless and until both parties shall have executed and delivered a fully executed copy of this Lease to Tenant.

B. Certificates. From time to time, within fifteen (15) days next following the request by either Landlord or Tenant, the other party shall deliver to the requesting party a written statement executed and acknowledged by it(i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (iii) stating whether or not, to the best knowledge of such party, the requesting party is in default under this Lease, and, if such party is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of such party to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters reasonably requested by the requesting party. Tenant acknowledges that any statement delivered pursuant to this subsection C may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property, or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease. Notwithstanding anything to the contrary herein, including Landlord complying with a request pursuant to this Section 39(B), in no event may Tenant take any action which will, or through its inaction, cause any lien, UCC-1, security agreement or financing statement to be filed against the Real Estate, the Building or Tenant’s leasehold interest created herein.

C. Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

D. Signage. Tenant shall not exhibit, inscribe, paint or affix any sign, \ advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with reasonable building standard signage requirements, as they may be established from time to time, and submitted to Landlord for Landlord’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved Landlord shall thereafter be installed by Landlord at Tenant’s sole cost and expense (which costs shall be reasonable in amount, reasonably necessary and reasonably incurred and paid to independent third party, or if performed by Landlord’s employees or contractor then at third party rates). Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant’s sole cost and expense. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words “temporary” or “personnel”. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the reasonable cost of any such removal shall be paid by Tenant as Additional Rent. Notwithstanding the foregoing to the contrary, Landlord shall not unreasonably withhold, delay or condition its consent to the installation of any signs within the interior of the Premises or in elevator lobbies, provided it is not in or visible from any windows and once approved it will not remove any such sign pursuant to this Article 39(D).

E. Rules. Attached hereto and incorporated herein as Schedule A are the Rules and Regulations for conduct in the Building which Tenant hereby agrees to observe and comply with. Landlord shall have the right from time to time to add to or amend such Rules and Regulations as it deems appropriate, in its reasonable judgment, for the operation and management of the Building. All new and/or amended Rules and Regulations shall be reasonable and shall not (except in case of security for the Building) materially increase Tenant’s obligations or materially reduce its rights or benefits hereunder. In the event of any conflict between the Rules and Regulations and this Lease, the terms of the Lease shall prevail.

F. Landlord’s Withholding of Consent. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment, except in the case that Landlord has maliciously or otherwise in bad faith withheld any such consent or approval, in which event Tenant shall have all remedies available to it at law or equity.

40. [INTENTIONALLY DELETED]

41. Landlord’s Work; Tenant’s Work: Tenant Allowances.

(a) The Landlord shall, prior to the Commencement Date, prepare the Premises to meet all of the criteria set forth in Exhibit 2 attached hereto and incorporated herein (“Landlord’s Work”) so that it is ready for Tenant to perform its initial tenant improvements (the “Initial

Improvements”). All such Initial Improvements shall be performed in a manner that meets all of the requirements of this lease including Article 3.

(b) Subject to the limitations hereinafter set forth, Landlord hereby agrees to provide tenant with an allowance for construction and design (the “Tenant Improvement Allowance”). landlord shall pay in the manner hereinafter set forth an amount equal to $40.00 for each square foot of rentable area of the Premises for the cost of construction of the Initial Improvements, including all license and permit fees relating to the construction (the “Construction Allowance”). In addition, Landlord shall pay an allowance of $16,000 per floor for the construction of ADA compliant bathrooms. Such allowance shall be payable at Landlord’s election by issuance of a rent credit or by cash payment, only upon presentation by Tenant of duly verifiable invoices issued by architects, engineers, contractors or materialmen clearly identifying in detail the work done or material supplied specifically for the Initial Improvements together with proof of payment therefore by Tenant.

42. GUARANTY.

This Lease is conditioned on Tenant securing and delivering to Landlord the corporate guaranty of its corporate parent, Learning Tree International, Inc. in the form attached hereto as Exhibit 3 on or before full execution hereof.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the date and year first above written.

LEARNING TREE INTERNATIONAL USA INC., Tenant		CBS BROADCASTING INC., Landlord

By:	/s/ David C. Collins	By:	/s/ Elliot S. Matz
Name:	David C. Collins	Name:	Elliot S. Matz
Title:	Vice President	Title:	VP, Dir. Of R.E.

Tenant’s Tax ID Number: 54-1577802

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is executed as of this 8th day of July, 1998 by LEARNING TREE INTERNATIONAL, INC., a Delaware corporation (“Guarantor”), for the benefit of CBS BROADCASTING INC., a New York corporation (“Lessor”), with reference to the following facts:

A. Lessor and Learning Tree International USA, Inc., a Delaware corporation (“Lessee”) are, concurrently with the execution of this Guaranty, entering into that certain Lease dated as of JULY 8th , 1998 (“Lease”) for the lease of certain premises located at 51 West 52nd Street, New York, New York 10019, and more particularly described in the Lease. All terms capitalized, but not otherwise defined herein, shall have the same meanings ascribed to them in the Lease.

B. As a condition to Lessor entering into the Lease, Lessor has required that Guarantor guarantee the obligations of Lessee and its performance under the Lease in accordance with the terms of this Guaranty.

NOW, THEREFORE, in consideration of and as a material inducement to Lessor’s entering into the Lease, Guarantor, on behalf of itself and its successors and assigns, does hereby covenant and agree with Lessor for the benefit of Lessor and its successors and assigns, as follows:

1. OBLIGATIONS GUARANTEED. This Guaranty is an absolute, unconditional, and irrevocable guaranty of Lessee’s full payment and performance under the Lease, and Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Lessor and to Lessor’s successors and assigns, the full and timely performance by Lessee (and Lessee’s successors and assigns) of each and all of the provisions (as defined below) of the Lease and any and all amendments, modifications or extensions thereof, including, without limitation, the following:

(a) the payment of all Fixed Rent and Additional Rent (hereinafter “Rent”) and all other sums and indebtedness (as defined below) accruing under the Lease, in the amounts, at the times, and in the manner set forth in the Lease;

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(b) to the extent provided under the Lease, any amounts incurred by Lessor as damages caused by default by Lessee under the Lease (including, without limitation, attorneys’ fees, late charges, and interest as provided under the Lease) and any amounts expended by Lessor on account of or to cure any such default or any other failure by Lessee to perform its obligations under the Lease and to the extent provided under this Lease;

The word “indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of Lessee heretofore, now, and hereafter made, incurred, or created, whether voluntary or involuntary, and however arising, whether or not due, absolute, or contingent, liquidated or unliquidated, determined or undetermined. The word “provision” is used herein in its most comprehensive sense and includes any and all terms, agreements, covenants, conditions, clauses, qualifications, restrictions, reservations, and any other stipulations in the Lease that define or otherwise control, establish, or limit the performance required or permitted under the Lease. The indebtedness, provisions and obligations guaranteed by Guarantor under this Guaranty, made by Lessee prior to assignment to an unrelated party (i.e., a party that is not the result of a merger with Lessee or a party not controlled, controlling or under common control with Lessee), are sometimes referred to herein as the “Obligations.”

2. NATURE OF GUARANTY.

(a) The Obligations of Guarantor under this Guaranty are (i) absolute, regardless of any defenses, counterclaims, set-offs, cross-claims, or other claims which Guarantor may now have or at any time hereafter may have against Lessee, (except that this clause (i) shall not constitute a waiver of any defenses, counterclaims, setoffs, cross claims or other claims of Guarantor based upon any breach by Lessor of any provision of the Lease), and (ii) joint and several and independent of and in addition to Lessee’s obligations under the Lease. Guarantor agrees that the liability under this Guaranty shall be primary and that in any right or action which may accrue to Lessor or its successors (as defined in Paragraph 9) or assigns under the Lease or this Guaranty, Lessor or its successors or assigns, at their option, may bring a separate action against Guarantor whether the action is brought or prosecuted against any other guarantor or Lessee, or all of them, or whether any other guarantor or Guarantor or Lessee, or both of them are joined in the action.

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(b) Guarantor authorizes Lessor to perform any or all of the following acts at any time in its sole discretion, upon any terms and conditions as Lessor may elect, without notice to or obtaining the consent of Guarantor, and without affecting the liability of Guarantor under this Agreement:

(i) Lessor may take and hold security for the Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(ii) Lessor may enforce any rights or remedies against Lessee that may be available under the Lease or any other agreement.

(iii) Lessor may release Lessee, any other guarantor, lessee, assignee or any other party of its or their liability for all or any of the Obligations.

(c) Guarantor expressly agrees that until each of the Obligations has been fully paid and performed and until each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, nor shall Guarantor be released because of (i) any waiver, extension, modification, forbearance or delay, or other act or omission of Lessor (except as hereinafter set forth), (ii) the failure of Lessor to proceed promptly or otherwise as against Lessee, Guarantor, or any third party, (iii) or any exercise or non-exercise by Lessor of any right or privilege under this Guaranty or the Lease, (iv) any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against Lessee, or any other party, or (v) any further dealings between Lessee and Lessor, whether relating to the Obligations or otherwise. Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or any of them, it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under all circumstances.

3. NO LESSOR WAIVERS. No delay or omission in the exercise of any right or remedy of Lessor upon any default under the Lease by Lessee, or upon any indebtedness hereunder, shall impair such right or remedy or shall be construed as a waiver of such right or remedy. The receipt and acceptance by Lessor of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved. Any waiver by Lessor of any default must be express and in writing and shall not be a waiver of any other default concerning the same or any provision of the Lease. Upon a failure by Lessee to pay or perform any of the Obligations, Lessor in its sole and absolute discretion, without prior notice to and without obtaining the consent of Guarantor, may elect to compromise, or adjust any part of the Obligations, or make any other accommodation with Lessee

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or Guarantor, or exercise any other available remedy against Lessee or Guarantor, or proceed against or exhaust any security. No such action by Lessor shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of the right to collect reimbursement from Lessee for any sums paid to Lessor.

4. LEASE MODIFICATIONS. The provisions of the Lease may be altered, affected, modified, amended, or changed by agreement between Lessor and Lessee at any time, or by course of conduct, without the consent of Guarantor, and Guarantor hereby waives and releases any claim that its obligations under this Guaranty would be modified, abated, reduced or released by any such alteration, modification, amendment, agreement or extension, regardless of whether Guarantor’s consent is obtained. This Guaranty shall guaranty the performance. by Lessee and its successors and assigns, of the Lease as so altered, affected, modified, amended, or changed in all cases, without the need for notice to or the consent of Guarantor. An assignment or other transfer of the Guaranty or Lease, or a Lease of all or any portion of the Premises (whether or not in compliance with the Law), shall not affect this Guaranty or Guarantor’s liability and obligations hereunder. This Guaranty shall include any liability of Lessee and its successors and assigns for Rent or otherwise which shall accrue under the Lease for any period preceding the termination of the Lease, as well as any period following the Lease Term. Notwithstanding anything to the contrary contained in this Guaranty, if the Lease is assigned by Tenant to an unaffiliated third (3rd) party, Guarantor is entitled to prior written notice of any modification, amendment or change to the Lease and shall not be liable with respect to any increased or additional obligations arising out of or resulting from any such modification amendment or change made with any Tenant other than Learning Tree International USA, Inc. without consenting thereto.

5. DEFAULT UNDER LEASE. If Lessee or any successor of Lessee shall default under the Lease in the payment of Rent, or any other indebtedness, or in the performance of any of the provisions of the Lease, and if such default shall not have been cured within the time specified in the Lease for curing said default, Guarantor shall to extent Tenant is liable therefore under the Lease, without relieving Lessee of any additional liability under the Lease, within ten (10) days after written demand by Lessor to Guarantor, pay such Rent or other indebtedness, and pay the costs and expenses (including, without limitation, attorneys’ fees) which may have been incurred by Lessor as a result of any such default or in the enforcement of Lessee’s obligations

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under any provision of the Lease. In the alternative, in the event of any such default as above described, Lessor may, following ten (10) days’ prior written notice to Lessee, proceed against Guarantor, or Lessee, or Lessor may enforce against Guarantor or Lessee, or both of them, any rights that it has under the Lease or pursuant to applicable law. The words “applicable law” is used herein in its most comprehensive sense and includes any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, other governmental agency or authority having jurisdiction over Lessor, Lessee, Guarantor, the Building, and/or the Premises, or any or all of them, in effect at the time of execution of the Lease or at anytime during the Lease Term thereof, including, without limitation, any regulation or order of a quasi-official entity or body. A copy of any notice given to Tenant under the Lease shall also be given simultaneously to Guarantor.

6. GUARANTOR WAIVERS. Guarantor unconditionally, irrevocably, and expressly waives and releases: (a) any right to assert or claim that Guarantor is exonerated by any action taken by Lessor which impairs Guarantor’s rights to be subrogated to Lessor’s rights against Lessee, including, without limitation, by reason of any exercise or non-exercise by Lessor of any right or privilege under this Guaranty or the Lease; (b) the right to enforce any remedies that Lessor now has, or later may have, against Lessee until such time as all indebtedness of Lessee (relative to Lessor) has been satisfied; (c) any right to participate in, proceed against, or exhaust any security now or later held by Lessor; (d) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty; (e) all notices of the existence, creation, or incurrence of new or additional obligations under the Lease; (f) duty of Lessor to advise Guarantor of any information known to Lessor regarding the financial condition of Lessee; (h) the right to proceed against Lessee or pursue any particular remedy in Lessor’s power; (i) any defense by reason of any disability of Lessee and any other defense based upon the termination of Lessee’s ability to perform under the Lease from any cause, including, without limitation, by reason of any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Guarantor or Lessee, or any action taken with respect to the Guaranty by any trustee or receiver or by any court, whether or not Guarantor shall have had notice or knowledge of any of the foregoing; and (i) all rights and defenses arising out of an election of remedies by the creditor; provided, however, that each and all of the foregoing waivers shall not constitute a waiver of any defenses, counterclaims, setoffs, cross-claims or other claims of Guarantor based upon any breach by Lessor of any provision of the Lease.

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7. REPRESENTATIONS AND WARRANTIES. Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Guaranty expires in accordance with the provisions contained herein:

(a) Guarantor is a corporation duly organized or incorporated under the laws of Delaware without limitation as to the duration of its existence and is in good standing. Guarantor has the corporate power and adequate authority to make and carry out this Guaranty.

(b) The execution, delivery, and performance of this Guaranty are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of, or in conflict with, any law or regulation, or any term or provision of the Articles of Incorporation or Bylaws of Guarantor; and this Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

(c) The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be in contravention of. or in conflict with, any agreement, indenture, or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s property is or may be bound or affected and do not, and will not, cause any security interest, lien, or other encumbrance to be created or imposed upon any such property.

(d) Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Lease.

8. MISCELLANEOUS GUARANTY MATTERS. Notwithstanding any provision of this Guaranty to the contrary, Guarantor hereby agrees as follows:

(a) If at any time in connection with any sale, transfer or financing of all or any portion of the Building, any Lease of the Premises, any assignment of the Lease, any amendment of the Lease, any exercise by the Lessee of any option under the Lease or any other situation, event or context with respect to which Lessor, in good faith,-determines may put in issue the validity of any portion of this Guaranty (if no reaffirmation were obtained), Lessor requests reaffirmation by Guarantor that this Guaranty remains in full force and effect in accordance with the terms hereof and with respect to the Lease, as then modified, extended, altered or assigned, subject to Paragraph 4 above, Guarantor shall, within fifteen (15) days of Lessor’s written request, execute and deliver to Lessor such documents of reaffirmation as Lessor may reasonably request;

(b) If at any time in connection with any sale, transfer or financing of all or any portion of the Building, any Lease of the Premises, any assignment of the Lease, any amendment of the Lease, any exercise by the Lessee of any option under the Lease or any other situation, event or context with respect to which Lessor, in good faith, determines may put in issue the validity of

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any portion of this Guaranty (if no estoppel were obtained), Guarantor shall, within fifteen (15) days of Lessor’s written request, execute and deliver to Lessor such estoppel certificates relating to the Lease, Lessee, this Guaranty or Guarantor as Lessor shall reasonably request; and

(c) Guarantor shall, within ten (10) days of Lessor’s written request, provide to Lessor financial statements covering the then current fiscal year to date and its two most recently completed fiscal years. Such financial statements shall be prepared in accordance with generally accepted accounting principles and shall be certified or reviewed by an independent certified public accountant. Notwithstanding the foregoing, provided the stock of Guarantor is publicly traded, it may comply with its obligation under this Section 8(c) by providing the most recently published disclosure documents (e.g., annual report, 10K, 8K).

9. ADDITIONAL DEFINED TERMS. If Lessor disposes of, sells, transfers, assigns, hypothecates, or otherwise conveys its interest in the Lease, or any pan thereof, “Lessor” as used in this Guaranty, shall mean Lessor’s successor. The word “successor” is used in its most comprehensive sense and includes any assignee, transferee, personal representative, or other person or entity succeeding lawfully, and pursuant to the provisions of the Lease to the respective rights or obligations of either party.

10. RECOVERY OF ENFORCEMENT COSTS. If Guarantor elects to enforce Lessor’s obligations or if Lessor elects to enforce Guarantor’s obligations under this Guaranty, the non-prevailing party (as determined by non-appealable decision of court of suitable jurisdiction), or any of them, shall pay to the other all costs incurred arising out of or relating to such enforcement (including, without limitation, attorneys’ fees) which obligation by such party to pay such costs shall begin to accrue upon retention by the prevailing party of attorneys, and shall be enforceable and payable regardless of whether any suit is actually filed or prosecuted to judgment.

11. APPLICABLE LAW: SEVERABILITY. The provisions under this Guaranty shall be governed by and construed in accordance with the laws of New York, without regard to principles of conflicts of laws, and its terns and provisions may not be waived, altered, modified, or amended except in writing duly signed by the parties hereto. If any provision of this Guaranty shall for any reason be determined by a court of competent jurisdiction to be unenforceable by Lessor in any respect, such unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such unenforceable provision had not been contained herein.

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12. NOTICES. All notices and other communications hereunder (a) shall be in writing and delivered by certified mail (return receipt requested) or by overnight courier and shall be deemed duly received (i) forty-eight (48) (not including Saturdays, Sundays or holidays) hours after being delivered to the overnight courier, when delivered by overnight courier, and (ii) ninety-six (96) (not including Saturdays, Sundays or holidays) hours after being deposited in the United States mail in accordance with then current certified mail procedures, in the case of certified mail, and (b) shall be delivered or addressed to the appropriate address described below or to such other address as a particular party may From time to time designate in writing to the other party:

Guarantor:	Learning Tree International Inc. 6035 W. Century Boulevard Los Angeles, California 90045 Attn: Vice-President, Administration

Lessor:	CBS Broadcasting Inc. 51 West 52nd Street New York, NY 10019 Attn: Real Estate Department

Lessee:	Learning Tree International USA Inc. 1831 Michael Faraday Drive Reston, Virginia 20190 Attn: Financial Controller

13. BINDING. Guarantor’s obligations under this Guaranty shall be binding upon Guarantor’s successors and shall inure to the benefit of and is enforceable by Lessor and its successors, assigns, and mortgagees.

14. LITIGATION MATTERS. Guarantor and Lessor hereby agree that in any action or proceeding brought on, under or by virtue of this Guaranty (a) Lessor and Guarantor I shall and do hereby waive trial by jury, (b) Lessor and Guarantor agree that any such action or proceeding shall have its venue in New York County, or the United States District Court having jurisdiction over New York County, and (c) Lessor and Guarantor each agree to submit to the jurisdiction of any court described in clause (b).

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15. COUNTERPARTS. This Guaranty may be executed in counterparts each of which shall be deemed as an original, but all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned Guarantor, and Lessee have executed this Guaranty as of July 8th, 1998.

GUARANTOR:
LEARNING TREE INTERNATIONAL, INC.

By:	/s/ Eric R. Garen
Name:	Eric R. Garen
Title:	President

By:	/s/ Gary R. Wright
Name:	Gary R. Wright
Title:	VP, Finance & CFO

LESSEE:

LEARNING TREE INTERNATIONAL, USA, INC.

By:	/s/ David C. Collins
Name:	David C. Collins
Title:	Vice President

By:	/s/ Mary C. Adams
Name:	Mary C. Adams
Title:	President

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